EXHIBIT 10.2

TWENTIETH AMENDMENT TO Third Amended and Restated Receivables Sale and Servicing Agreement

This TWENTIETH AMENDMENT to Third Amended and Restated Receivables SALE AND SERVICING Agreement, dated as of December 22, 2021 (this “Amendment”), is entered into by and among TD SYNNEX CORPORATION, a Delaware corporation (“TD SYNNEX”), as servicer (in such capacity, the “Servicer”), SIT FUNDING CORPORATION, a Delaware corporation (the “Buyer”), WESTCON GROUP NORTH AMERICA, INC., a New York corporation as the exiting originator (the “Removed Originator”), each of the entities listed on the signature pages hereto as a Joining Originator (as defined below) or an Existing Originator (the “Existing Originators”, and together with the Joining Originators, each an “Originator”, and collectively, “Originators”), the MANAGING AGENTS, COMMITTED LENDERS AND DISCRETIONARY LENDERS listed on the signature pages hereto, and The TORONTO-DOMINION BANK, as administrative agent (the “Administrative Agent”).

RECITALS

A.WHEREAS, Removed Originator and the Existing Originators, the Servicer and the Buyer are parties to that certain Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “SSA”);

B.WHEREAS, the Buyer, as borrower, the Servicer each of the Managing Agents, Committed Lenders and Discretionary Lenders and the Administrative Agent are entering into that certain Fifth Amended and Restated Receivables Funding and Administration Agreement dated as of the date hereof (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Funding Agreement”);

C.WHEREAS, in connection with this Amendment, (a) the Removed Originator shall cease to be an Originator under the SSA and (b) each of (i) AVT Technology Solutions LLC, a Delaware limited liability company (“AVT”); (ii) DLT Solutions, LLC a Virginia limited liability company (“DLT”); (iii) Tech Data Government Solutions LLC, an Indiana limited liability company (“Government”); and (iv) Tech Data Corporation, a Florida Corporation (“Tech Data”, and together with AVT, DLT, and Government, each a “Joining Originator”, and collectively, the “Joining Originators”) are joining the SSA as a party thereto in the capacity of an “Originator”; and

D.WHEREAS, the Originators, the Servicer, the Buyer, the Requisite Lenders and the Administrative Agent desire to amend and modify certain terms of the SSA as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

745023397 21696099

1.Certain Defined Terms.  Capitalized terms that are used herein without definition and that are defined in Annex X to the SSA, shall have the same meanings herein as in Annex X to the SSA.

2.Removed Originator Notification.  The Servicer hereby provides notice to the Administrative Agent that upon the effectiveness of this Amendment the Removed Originator is removed as a potential Originator under the Related Documents, and the Removed Originator shall (x) have no further obligations or duties under this Amendment or any other Related Document and (y) cease to be a party to each Related Document in any capacity or respect.

3.Release of Removed Originator.  The parties hereto hereby agree that upon the effectiveness of this Amendment, the Removed Originator is removed as an Originator under the Related Documents.  Therefore, the parties hereto hereby agree as follows:

(a)the Receivables Assignment, dated as of May 7, 2018, between the Removed Originator and the Borrower is hereby terminated in its entirety and shall be of no further force or effect;

(b)all of the Buyer's outstanding obligations, if any, (including all payment obligations) under the Subordinated Note, dated as of May 7, 2018, by the Borrower in favor of the Removed Originator (the "Removed Originator Note") have been finally and fully paid and performed and the Removed Originator Note is hereby terminated in its entirety and shall be of no further force or effect; and

(c)Parent is released from all obligations with respect to the Removed Originator under the Amended and Restated Originator Support Agreement dated May 7, 2018 by Parent in favor of MUFG Bank, LTD, as administrative agent (the “Existing Originator Support Agreement”), and the Existing Originator Support Agreement shall be terminated with respect to the Removed Originator and shall be of no further force or effect with respect to the Removed Originator.

4.Amendments to the SSA.  Effective as of the date hereof, the parties hereto hereby agree:

(a)The SSA, together with all Exhibits, Schedules and Annexes thereto (other than Annex X) is hereby amended and restated in its entirety in the form Exhibit A attached hereto.

(b)Annex X to the SSA is amended and restated in its entirety in the form of Annex X attached hereto.

5.Representations and Warranties.  Each Originator (other than, for the avoidance of doubt, the Removed Originator), the Servicer and the Buyer represents and warrants, for itself, as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

745023397 21696099	2

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing (except for any filing required by federal securities laws), registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment that has not already been obtained.

(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict in any material respect with any laws applicable to it.

(e)Immediately after giving effect to this Amendment, (i) the representations and warranties of the Transaction Parties set forth in the SSA shall be true and correct (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof, in which case, such representations and warranties shall be true and correct as of such other date), (ii) no Termination Event, Incipient Termination Event, Servicer Termination Event or Incipient Servicer Termination Event shall have occurred and be continuing and (iii) the Facility Termination Date has not occurred.

6.Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the SSA shall remain in full force and effect. After this Amendment becomes effective, all references in the SSA to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the SSA shall be deemed to be references to the SSA as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the SSA other than as set forth herein.

7.Effectiveness.  This Amendment shall become effective as of the date hereof, concurrently with the effectiveness of the Funding Agreement, upon receipt by the Administrative Agent of each of the following:

(a)counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto;

(b)counterparts of that certain Joinder Agreement, dated on or about the date hereof, executed by the Buyer, TD SYNNEX and each Joining Originator;

(c)such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Buyer, each Originator and TD SYNNEX and the authorization of this Amendment, all in form and substance satisfactory to the Administrative Agent;

745023397 21696099	3

(d)searches of Uniform Commercial Code filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Administrative Agent’s security interest on behalf of the Secured Parties in the Transferred Receivables, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist (other than for the benefit of the Secured Parties), or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate or assign all security interests and other rights of any Person in any Transferred Receivables previously granted;

(e)duly authorized Uniform Commercial Code financing statements, and any amendments thereto, for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest on behalf of the Secured Parties in the Transferred Receivables; and

(f)favorable opinions of external legal counsel for the Buyer, Originators and TD SYNNEX, addressing certain corporate, enforceability and security interest matters, in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent.

8.Grant of Security Interest.  Without limiting the effectiveness of the Administrative Agent’s continuing security interest in each Originator Collection Account that has been collaterally assigned to the Administrative Agent by the Borrower (for the benefit of the Secured Parties under the Funding Agreement, each Originator hereby further grants to the Administrative Agent a continuing security interest in all of such Originator's right, title and interest in, to and under the Originator Collection Accounts of such Originator to secure the obligations of such Originator under the SSA to the Buyer (which rights have been collaterally assigned by the Buyer to the Administrative Agent (for the benefit of the Secured Parties) under the Funding Agreement).

9.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

11.Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

12.Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the SSA or any provision hereof or thereof.

745023397 21696099	4

13.Related Document.  This Amendment is a Related Document and all references to a “Related Document” in the Funding Agreement, the SSA and the other Related Documents (including, without limitation, all such references in the representations and warranties in the Funding Agreement, the SSA and the other Related Documents) shall be deemed to include this Amendment.

[No Further Text on This Page]

745023397 21696099	5

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SIT FUNDING CORPORATION, as Buyer

By: s/Marshall Witt
      Name:Marshall Witt
      Title:Chief Financial Officer

TD SYNNEX CORPORATION, as Servicer

By: s/Marshall Witt
      Name:Marshall Witt
      Title:Chief Financial Officer

TD SYNNEX CORPORATION, individually and as an Existing Originator

By: s/Marshall Witt
      Name:Marshall Witt
      Title:Chief Financial Officer

HYVE SOLUTIONS CORPORATION,
as an Existing Originator

By: s/Marshall Witt
      Name:Marshall Witt
      Title:Chief Financial Officer

745023397 21696099

AVT TECHNOLOGY SOLUTIONS LLC, as a Joining Originator

By: s/Scott W. Walker
      Name:Scott W. Walker
      Title:Corporate Vice President, Treasurer

DLT TECHNOLOGY SOLUTIONS, LLC, as a Joining Originator

By: s/Scott W. Walker
      Name:Scott W. Walker
      Title:Corporate Vice President, Treasurer

TECH DATA GOVERNMENT SOLUTIONS, LLC, as a Joining Originator

By: s/Scott W. Walker
      Name:Scott W. Walker
      Title:Corporate Vice President, Treasurer

TECH DATA CORPORATION, as a Joining Originator

By: s/Scott W. Walker
      Name:Scott W. Walker
      Title:Corporate Vice President, Treasurer

745023397 21696099

WESTCON GROUP NORTH AMERICA, INC., as the Removed Originator

By:_s/Marshall Witt_________________________
Name:  Marshall Wit
Title:    Chief Financial Officer

745023397 21696099

The Toronto-Dominion Bank,
as Administrator for Reliant Trust, as Managing Agent for the TD Lender Group and as the TD Committed Lender

By:  s/Luna Mills
Name: Luna Mills
Title:   Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as the TD Discretionary Lender

By:  s/Luna Mills
Name: Luna Mills
Title:   Managing Director

The Toronto-Dominion Bank, as Administrative Agent

By:  s/Luna Mills
Name: Luna Mills
Title:   Managing Director

745023397 21696099

MUFG BANK, LTD., as Administrator for Gotham Funding Corporation, as Managing Agent for the  MUFG Lender Group and as the MUFG Committed Lender

By:    s/Eric Williams
Name: Eric Williams
Title:   Managing Director

GOTHAM FUNDING CORPORATION, as the MUFG Discretionary Lender

By:   s/Kevin Corrigan
Name:  Kevin Corrigan
Title:    Vice President

744861979 10435078

THE BANK OF NOVA SCOTIA,
as Administrator for Liberty Street Funding LLC, as Managing Agent for the BNS Lender Group and as the BNS Committed Lender

By:  s/Doug Noe
Name: Doug Noe
Title:   Managing Director

Liberty Street Funding LLC,
as the BNS Discretionary Lender

By:  s/Kevin J. Corrigan
Name: Kevin J. Corrigan
Title:   Vice President

744861979 10435078

SMBC NIKKO SECURITIES AMERICA, INC., as Administrator for Manhattan Asset Funding Company LLC and as Managing Agent for the SMBC Lender Group

By:  s/Yukimi Konno
Name: Yukimi Konno
Title:    Managing Director

MANHATTAN ASSET FUNDING COMPANY LLC, as the SMBC Discretionary Lender

By: MAF Receivables Corp., its Sole Member

By:  s/Albert Fiorvanti
Name: Albert Fioravanti
Title:   President

SUMITOMO MITSUI BANKING CORPORATION, as the SMBC Committed Lender

By:  s/Gail Motonaga
Name: Gail Motonaga
Title:   Executive Director

744861979 10435078

BANK OF AMERICA, N.A., as Managing Agent for the BANA Lender Group and as the BANA Committed Lender

By:  s/Christopher Haynes
Name: Christopher Haynes
Title:   Senior Vice President

744861979 10435078

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent for the Wells Lender Group and as the Wells Committed Lender

By:  s/Dale Abernathy
Name: Dale Abernathy
Title:   Director

744861979 10435078

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrator for Atlantic Asset Securitization LLC, as Managing Agent for the Crédit Agricole Lender Group and as the Crédit Agricole Committed Lender

By:  s/Michael Regan
Name: Michael Regan
Title:   Managing Director

ATLANTIC ASSET SECURITIZATION LLC,
as the Crédit Agricole Discretionary Lender

By:  s/Michael Regan
Name: Michael Regan
Title:   Managing Director

By:  s/Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title:   Managing Director

744861979 10435078

PNC BANK, NATIONAL ASSOCIATION, as Managing Agent for the PNC Lender Group and as the PNC Committed Lender

By:  s/Christopher Blaney
Name: Christopher Blaney
Title:   Senior Vice President

745023397 21696099

Mizuho Bank, Ltd., as Managing Agent for the Mizuho Lender Group and as the Mizuho Committed Lender

By:  s/Richard A. Burke
Name: Richard A. Burke
Title:   Managing Director

744861979 10435078

EXHIBIT A

RECEIVABLES SALE AND SERVICING AGREEMENT (OTHER THAN ANNEX X)

[Attached]

745023397 21696099

EXECUTION VERSION

EXHIBIT A TO AMENDMENT 20, DATED DECEMBER 22, 2021

THIRD AMENDED AND RESTATED

RECEIVABLES SALE AND SERVICING AGREEMENT

Dated as of January 23, 2009

by and among

EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME
AS ORIGINATORS,

SIT FUNDING CORPORATION,

as Buyer,

and

TD SYNNEX CORPORATION,

as Servicer

745039911 21696099

Table of Contents

Page

ARTICLE I	DEFINITIONS AND INTERPRETATION1
Section 1.01.	Definitions1
Section 1.02.	Rules of Construction1
Section 1.03.	Amendment and Restatement2
ARTICLE II	TRANSFERS OF RECEIVABLES2
Section 2.01.	Agreement to Transfer2
Section 2.02.	Grant of Security Interest4
Section 2.03.	Originator Support Agreement5
Section 2.04.	Originators Remain Liable5
ARTICLE III	CONDITIONS PRECEDENT5
Section 3.01.	Conditions Precedent to Initial Transfer5
Section 3.02.	Conditions Precedent to Transfers by Synnex Canada6
Section 3.03.	Conditions Precedent to all Transfers7
ARTICLE IV	REPRESENTATIONS, WARRANTIES AND COVENANTS8
Section 4.01.	Representations and Warranties of the Transaction Parties8
Section 4.02.	Affirmative Covenants of the Originators17
Section 4.03.	Negative Covenants of the Originators24
Section 4.04.	Breach of Representations, Warranties or Covenants27
Section 4.05.	Supplemental Disclosure27
ARTICLE V	INDEMNIFICATION28
Section 5.01.	Indemnities by the Originators28
Section 5.02.	Indemnities by the Servicer30
ARTICLE VI	MISCELLANEOUS31
Section 6.01.	Notices31
Section 6.02.	No Waiver; Remedies31
Section 6.03.	Successors and Assigns32
Section 6.04.	Termination; Survival of Obligations32
Section 6.05.	Complete Agreement; Modification of Agreement33
Section 6.06.	Amendments and Waivers33
Section 6.07.	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial33
Section 6.08.	Counterparts34
Section 6.09.	Severability34
Section 6.10.	Section Titles35
Section 6.11.	No Setoff35
Section 6.12.	Confidentiality35
Section 6.13.	Further Assurances36
Section 6.14.	Fees and Expenses37
Section 6.15.	Nonrecourse Obligations37

745039911 21696099i

Table of Contents

(continued)

Page

ARTICLE VII	SERVICER PROVISIONS37
Section 7.01.	Appointment of the Servicer37
Section 7.02.	Duties and Responsibilities of the Servicer37
Section 7.03.	Collections on Receivables38
Section 7.04.	Covenants of the Servicer39
Section 7.05.	Reporting Requirements of the Servicer44
ARTICLE VIII	EVENTS OF SERVICER TERMINATION44
Section 8.01.	Events of Servicer Termination44
ARTICLE IX	SUCCESSOR SERVICER PROVISIONS46
Section 9.01.	Servicer Not to Resign46
Section 9.02.	Appointment of the Successor Servicer46
Section 9.03.	Duties of the Servicer46
Section 9.04.	Effect of Termination or Resignation47
Section 9.05.	Power of Attorney47
Section 9.06.	No Proceedings48
Section 9.07.	Interest Act (Canada) Disclosure48
Section 9.08.	Judgment Currency48

745039911 21696099ii

EXHIBITS, SCHEDULES AND ANNEXES

Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)(ii)	Form of Subordinated Note
Exhibit 2.03	Form of Originator Support Agreement
Exhibit 9.05	Form of Power of Attorney (Administrative Agent)

Schedule 4.01(b)	Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate, Legal and Other Names; Identification Numbers
Schedule 4.01(d)	Litigation
Schedule 4.01(m)	ERISA
Schedule 4.01(t)	Accounts
Schedule 4.02(g)	Corporate and Legal Names
Schedule 6.01	Notice Information

Annex 7.05	Reporting Requirements of the Servicer
Annex X	Definitions
Annex Y	[Reserved]
Annex Z	Financial Tests

745039911 21696099iii

THIS THIRD AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), (a) is entered into as of January 23, 2009, by and among each of the persons signatory hereto from time to time as Originators (each an “Originator” and, collectively, the “Originators”), TD SYNNEX CORPORATION, a Delaware corporation (“Parent”), in its capacity as servicer hereunder (in such capacity, the “Servicer”) and SIT FUNDING CORPORATION, a Delaware corporation (“Buyer”) and (b) amends and restates that certain Second Amended and Restated Receivables Transfer Agreement, dated as of February 12, 2007, between Parent as “Originator” and “Servicer”, and Buyer (as amended prior to the date hereof, the “Existing Transfer Agreement”).

RECITALS

A.	Buyer is a special purpose corporation, the sole shareholder of which is the Parent.
B.	Buyer has been formed for the sole purpose of purchasing all Receivables originated by each Originator and to finance such Receivables under the Funding Agreement.
C.

Prior to the date hereof, Parent has sold such Receivables or contributed such Receivables to Buyer pursuant to the Existing Transfer Agreement, and from and after the date hereof Parent intends to continue to sell and each other Originator intends to sell, and Buyer intends to continue to purchase, such Receivables, from time to time, as described herein.

D.	In addition, the Parent may, from time to time, contribute capital to Buyer in the form of Contributed Receivables or cash.
E.

In order to effectuate the purposes of this Agreement and the Funding Agreement, Buyer has appointed Parent to service, administer and collect the Receivables securing the Advances pursuant to this Agreement and Parent is willing to continue acting in its capacity as Servicer hereunder on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

Section 1.02.  Rules of Construction.  For purposes of this Agreement, the rules of construction set forth in Annex X shall govern.  All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

745039911 21696099

Section 1.03.  Amendment and Restatement.  Upon the satisfaction or waiver of the conditions precedent set forth herein, (a) the terms and provisions of the Existing Transfer Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of this Agreement and, unless expressly stated to the contrary, each reference to the document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement, (b) this Agreement is not intended to and shall not constitute a novation of the Existing Transfer Agreement or the obligations and liabilities existing thereunder, (c) with respect to any date or time period occurring and ending prior to January 23, 2009, the rights and obligations of the parties to the Existing Transfer Agreement shall be governed by the Existing Transfer Agreement and the other Related Documents (as defined therein), and (d) with respect to any date or time period occurring and ending on or after January 23, 2009, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Related Documents (as defined herein).

ARTICLE II
TRANSFERS OF RECEIVABLES

Section 2.01.  Agreement to Transfer.

(a)Receivables Transfers.  Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) or, in the case of the Parent, sell or contribute, to Buyer on (x) with respect to Parent, January 23, 2009 and on each Business Day thereafter, (y) with respect to Hyve, November 29, 2014 and on each Business Day thereafter and (z) with respect to each of AVT Technology Solutions LLC, DLT Solutions, LLC, Tech Data Government Solutions and Tech Data Corporation, on the Effective Date and on each Business Day thereafter (each such date, a “Transfer Date”) all Receivables owned by it on each such Transfer Date other than the Excluded Receivables, and Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date.  All such Transfers by an Originator to Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment,” and collectively, the “Receivables Assignments”), and each Originator and Buyer shall have executed and delivered a Receivables Assignment on or before the initial Transfer Date on which such Originator first transferred Receivables to Buyer hereunder.

(b)Determination of Sold Receivables.  On and as of each Transfer Date, (i) all Receivables other than the Excluded Receivables then owned by each Originator (other than the Parent) and not previously acquired by Buyer shall be sold immediately upon its creation, and (ii) to the extent Receivables then owned by the Parent other than the Excluded Receivables have not been contributed to Buyer in accordance with Section 2.01(d), such Receivables shall be sold to Buyer (each such Receivable sold immediately upon its creation pursuant to clauses (i) and (ii) above, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”).

(c)Payment of Sale Price.  (i)  In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the applicable Sale Price therefor in Dollars in immediately available funds.  All cash payments by Buyer under

745039911 216960992

this Section 2.01(c)(i) shall be effected on the day when due by means of a wire transfer of same day funds to such account or accounts as the Originators may designate from time to time.

(i)To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to Buyer in an amount not to exceed the lesser of (A) the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount.  The Subordinated Loans of an Originator shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c)(ii) (a “Subordinated Note”) executed by Buyer and payable to such Originator.  The Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note.

(d)Determination of Contributed Receivables.  Prior to the delivery of an Election Notice, on each Transfer Date on which Buyer cannot pay the Sale Price therefor in cash or with Subordinated Loans pursuant to clause (c) above, the Parent shall identify Receivables then owned by it which have not been previously acquired by Buyer other than the Excluded Receivables, and shall, prior to the delivery of an Election Notice, contribute such Receivables as a capital contribution to Buyer (each such contributed Receivable, individually, a “Contributed Receivable,” and collectively, the “Contributed Receivables”).  Notwithstanding the foregoing, the Parent shall not be obligated to make additional contributions to Buyer at any time.  If on any Transfer Date (i) the Parent elects not to contribute Receivables (other than the Excluded Receivables) to Buyer when Buyer cannot pay the Sale Price therefor in cash or through Subordinated Loans, or (ii) any Originator (other than the Parent) does not sell all of its then owned Receivables to Buyer other than the Excluded Receivables, such Originator shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an “Election Notice”).

(e)Ownership of Transferred Receivables.  On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables. The Excluded Receivables shall not be transferred hereunder or otherwise constitute “Sold Receivables”, “Contributed Receivables” or “Transferred Receivables” hereunder or under the Related Documents.

(f)Reconstruction of General Trial Balance.  If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Transferred Receivables can be made pursuant to Section 2.01(b).  Each Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer’s request, of copies of all Records.

(g)Servicing of Receivables.  So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken,

745039911 216960993

all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of this Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of this Agreement.  Buyer hereby instructs the Servicer, and the Servicer hereby acknowledges, that the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of Buyer and the Servicer’s retention and possession of such Contracts and documents shall at all times be solely in a custodial capacity for the benefit of Buyer and its assigns and pledgees.

(h)Express Intent.  It is the express intention of the parties hereto that each transfer of Sold Receivables from an Originator to the Buyer is, and shall be construed as, a purchase by the Buyer and the sale by the applicable Originator of such Sold Receivables, and that each transfer of Contributed Receivables from Parent to the Buyer is, and shall be construed as, a capital contribution of such Contributed Receivables, and, in each case, not a loan or other transaction.

Section 2.02.  Grant of Security Interest.

(a)The parties hereto intend that each Transfer shall be absolute and shall constitute a purchase and sale or capital contribution, as applicable, and not a loan.  In addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01, the parties hereto agree that this Agreement shall constitute a security agreement under applicable law if a court of competent jurisdiction determines, despite the intent of the parties, that any transaction provided for herein constitutes a loan and not a sale or capital contribution, as applicable, that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator’s right, title and interest in, to and under the Transferred Receivables whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the repayment of a loan deemed to have been made by Buyer to the applicable Originator in the amount of the Sale Price with respect thereto, including interest thereon at the Base Rate). Each of Parent and Hyve reconfirms its grant of a security interest to Buyer of a first priority Lien in and to all of such Originator’s right, title and interest in, to and under the “Transferred Receivables” under, and as defined in, the Existing Transfer Agreement.

(b)Each Originator hereby grants, assigns, conveys, pledges, hypothecates and transfers to Buyer a Lien upon and security interest in all of such Originator’s right, title and interest in, to and under, but none of its obligations arising from, (i) the Originator Collection Accounts, the related Lockboxes and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing such Account, such Lockboxes or such funds, (ii) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for such Accounts, such Lockboxes or such funds on deposit therein, and (iii) all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, such Accounts, such Lockboxes and such funds on deposit therein, in each case,

745039911 216960994

whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Originator (including under any trade names styles or derivations of such Originator) and regardless of where located.

Section 2.03.  Originator Support Agreement.  The Parent hereby agrees that in the event that any of its Affiliates become parties to this Agreement as Originators, the Parent shall undertake and agree, to and for the benefit of Buyer, to cause the due and punctual performance and observance by each such Originator of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to Buyer an Originator Support Agreement in the form attached hereto as Exhibit 2.03, to more fully evidence such undertaking.

Section 2.04.  Originators Remain Liable.  It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Transferred Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Transferred Receivables or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto.  The exercise by Buyer of any of its rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Transferred Receivables or Contracts.  Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Transferred Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Transferred Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01.  Conditions Precedent to Initial Transfer.  The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent:

(a)Sale Agreement; Other Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Originator, the Servicer and Buyer, and Buyer shall have received such information, documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to Buyer.

(b)Governmental Approvals.  Buyer shall have received (i) satisfactory evidence that the Originators and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions

745039911 216960995

contemplated hereby and thereby or (ii) an Officer’s Certificate from each Originator and the Servicer in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.

(c)Compliance with Laws.  Each Originator shall be in compliance with all applicable foreign, federal, state, provincial and local laws and regulations, including, without limitation, those specifically referenced in Section 4.02(f).

(d)Funding Agreement Conditions.  Each of the conditions precedent set forth in Section 3.01 of the Funding Agreement shall have been satisfied or waived in writing as provided therein.

Section 3.02.  [Reserved].

Section 3.03.  Conditions Precedent to all Transfers.  Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

(a)Representations and Warranties.  The representations and warranties of each Originator contained herein or in any other Related Document shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b)No Facility Termination Date.  (i) The Administrative Agent shall not have declared the Facility Termination Date to have occurred following the occurrence of a Termination Event, and (ii) the Facility Termination Date shall not have automatically occurred, in either event, in accordance with Section 9.01 of the Funding Agreement;

(c)Compliance with Covenants.  Each Originator shall be in compliance with each of its covenants and other agreements set forth herein or in any other Related Document;

(d)Funding Agreement Conditions.  Each of the conditions precedent set forth in Section 3.02 of the Funding Agreement shall have been satisfied or waived in writing as provided therein; and

(e)Other Actions.  Each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may reasonably request.

The acceptance by any Originator of the Sale Price for any Sold Receivables and the contribution to Buyer by the Parent of any Contributed Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions precedent set forth in this Article III have been satisfied.  Upon any such acceptance or contribution, title to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

745039911 216960996

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01.  Representations and Warranties of the Transaction Parties.  To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Transaction Party, as applicable, makes the following representations and warranties to Buyer as of the Closing Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

(a)Existence; Compliance with Law.  Each Transaction Party (i) is a corporation duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect); (ii) has the requisite power and authority and the legal right to own, pledge, mortgage, operate and convey all of its properties, to lease the property it operates under lease, and to conduct its business as now or proposed to be conducted, and to execute and deliver this Agreement and the Related Documents to which it is a party and to perform the transactions contemplated hereby and thereby; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (except where the failure to have such licenses, permits, consents or approvals or make such filings or give such notices would not have a Material Adverse Effect); (iv) is in compliance with its articles or certificate of incorporation and bylaws and other organizational documents; and (v) is in compliance with all applicable provisions of law (except where the failure to be in compliance would not have a Material Adverse Effect).

(b)Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN.  As of the Effective Date, each Originator is a registered organization of the type and is organized under the laws of the state or province or federal law set forth in Schedule 4.01(b) (which is its only jurisdiction of organization or formation) and each such Originator’s organizational identification number (if any), the current location of such Originator’s executive office, principal place of business, other offices, the warehouses and premises within which any records relating to the Receivables is stored or located are set forth in Schedule 4.01(b) and, except as set forth in Schedule 4.01(b), such locations have not changed during the preceding twelve months.  In addition, Schedule 4.01(b) lists the federal employer identification number of each Originator, if applicable.

(c)Corporate Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by each Transaction Party of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein, the exercise by Buyer or its assigns of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Transaction Party’s corporate or limited liability company power; (ii) have been duly authorized by all necessary corporate, limited liability company or other action; (iii) do not contravene any provision of such Transaction Party’s organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect; (v) do not

745039911 216960997

contravene, or cause such Transaction Party to be in default under, any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting such Transaction Party or its property; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Transaction Party; and (vii) except where the failure to obtain or make such consent or approval could not reasonably be expected to have a Material Adverse Effect, do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Effective Date.  Each of the Related Documents shall have been duly executed and delivered by or on behalf of the Transaction Party intended to be party thereto and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of such Transaction Party, enforceable against it in accordance with its terms, subject, as to enforceability, to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity.

(d)No Litigation.  Except as set forth in Schedule 4.01(d), no Litigation is now pending or, to the knowledge of any Transaction Party, threatened against any Transaction Party before any Governmental Authority which (i) challenges such Transaction Party’s right, power or competence to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer or pledge of any Receivable (other than Excluded Receivables) or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) is reasonably likely to result in a Material Adverse Effect.  To the knowledge of such Transaction Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.  Except as set forth in Schedule 4.01(d), such Transaction Party is not a party to any consent decree.

(e)Solvency.  After giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Transaction Party is and will be Solvent.  After giving effect to the sale and contribution of Transferred Receivables and other payments and transactions contemplated on such Transfer Date, each Transaction Party is and will be Solvent.

(f)Material Adverse Effect.  Since September 1, 2020, no event has occurred that alone or together with other events would reasonably be expected to have a Material Adverse Effect.

(g)Ownership of Receivables; Liens.  Each Originator owns and has good and marketable title to each Receivable (other than Excluded Receivables) originated or acquired by it free and clear of any Adverse Claim and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to, and the sole record and beneficial ownership interest in, each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability.  Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest

745039911 216960998

in and to the Receivables (other than Excluded Receivables) originated or acquired by it and its other properties and assets.  Each Originator has rights in and full power to transfer its Receivables (other than Excluded Receivables) hereunder.  No effective financing statements or other similar instruments are of record in any filing office listing any Originator as debtor and purporting to cover the Transferred Receivables.

(h)Outstanding Stock.  On the Effective Date, all of the issued and outstanding Stock of each Originator (other than Parent) is directly or indirectly owned by the Parent.

(i)Taxes.  Each Transaction Party has filed all United States federal and all other material Tax returns and reports required to be filed, and have paid all United States federal and state income Taxes and other Taxes levied or imposed upon it or its properties, income or assets shown on such Tax returns to be due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(j)[Reserved].

(k)Full Disclosure.  No written information contained in this Agreement or any of the other Related Documents, or any other written statement or information (other than any financial projections, other forward looking statements and information of a general economic or industry specific nature) furnished by or on behalf of any Transaction Party to Buyer, any Lender, any Managing Agent or the Administrative Agent relating to this Agreement, the Transferred Receivables or any of the other Related Documents, taken as a whole contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, when taken as a whole, not materially misleading solely at the time furnished.

(l)Notices to Obligors.  Each Transaction Party has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account.

(m)ERISA.

(i)The IRS has issued an opinion letter regarding the prototype plan document that has been adopted by Buyer with respect to its Qualified Plan, and, except as set forth on Schedule 4.01(m), to the knowledge of the Transaction Parties, nothing has occurred that could reasonably be expected to cause the loss of the tax-qualified status of the Qualified Plan.  Except as otherwise provided in Schedule 4.01(m), to the knowledge of the Transaction Parties, (x) each Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, (y) no Transaction Party or any of their respective ERISA Affiliates has failed to make any contribution or pay any amount due, in any material respect, as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party, subject to such sections,

745039911 216960999

and (z) no Transaction Party or any of their respective ERISA Affiliates has engaged in a “prohibited transaction,” as defined in Section 4975 of the IRC, in connection with any Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party that could reasonably be expected to subject any Transaction Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

(ii)Except as set forth in Schedule 4.01(m):  (A) as of the most recent valuation date for any Title IV Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party, the funding target attainment percentage (as defined in Section 430(d)(2) of the IRC) is 80% or higher; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party has occurred within the past three years or is reasonably expected to occur; (C) there are no pending or, to the knowledge of any Transaction Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party or any Person as fiduciary or sponsor of any such Plan that would reasonably be expected to result in a material liability to the Transaction Parties; (D) no Transaction Party or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (E) within the last five years, no Transaction Party or any ERISA Affiliate of a Transaction Party has engaged in a transaction that would reasonably be likely to be subject to Section 4069 or 4212(c) of ERISA.

(n)Brokers.  No broker or finder acting on behalf of any Transaction Party was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Transaction Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

(o)Margin Regulations.  No Transaction Party is engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”) (other than stock or other equity interests of the Parent to the extent considered Margin Stock).  No Transaction Party owns any Margin Stock, and no portion of the proceeds of the Sale Price from any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  No Transaction Party will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(p)Nonapplicability of Bulk Sales Laws.  No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

745039911 2169609910

(q)Investment Company Act Exemptions.  Each purchase of Transferred Receivables under this Agreement constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

(r)Government Regulation.  No Transaction Party is (i) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act or (ii) subject to regulation under the Federal Power Act, or any other federal, provincial or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under any other Related Document.  The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(s)Specified Filings. None of the Transferred Receivables have been sold, transferred, assigned or otherwise pledged pursuant to any Specified Filing Document.

(t)Accounts.  Schedule 4.01(t) lists all banks and other financial institutions at which any Originator or the Servicer maintains deposit or other bank accounts established for the receipt of collections on accounts receivable, including the Originator Collection Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.  Each Account constitutes a deposit account within the meaning of the applicable UCC. The Originator Collection Accounts are subject to a fully executed agreement pursuant to which the relevant Collection Account Bank has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by Buyer, the Servicer or any Originator.  The Originator Collection Accounts are not in the name of any person other than the relevant Originator, and no Originator has consented to any Bank following the instructions of any Person other than the Administrative Agent.  Accordingly, the Administrative Agent has a first priority perfected security interest in the Originator Collection Accounts, and all funds on deposit therein.  There are no Originator Collection Accounts, other than the Originator Collection Accounts listed on Schedule 4.01(t).

(u)Representations and Warranties in Other Related Documents.  Each of the representations and warranties of each Transaction Party contained in the Related Documents (other than this Agreement) is true and correct and such Transaction Party hereby makes each such representation and warranty to, and for the benefit of, Buyer as if the same were set forth in full herein.  Each Transaction Party consents to the assignment of Buyer’s rights with respect to all such representations and warranties to the Administrative Agent and the Secured Parties (and their respective successors and assigns) pursuant to the Funding Agreement as more fully described in Section 6.03 below.

(v)Receivables.  With respect to each Transferred Receivable acquired by Buyer hereunder:

745039911 2169609911

(i)each such Receivable included in any Borrowing Base Certificate as an Eligible Receivable, as of the applicable Transfer Date therefor, satisfied the criteria for an Eligible Receivable;

(ii)immediately prior to its transfer to Buyer, such Receivable was owned by the Originator thereof free and clear of any Adverse Claim, and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

(iii)the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and

(iv)the Originator of such Receivable has no knowledge of any fact (including Dilution Factors) (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect with respect to such Receivable.

(w)Fair Value.  With respect to each Transferred Receivable acquired by Buyer hereunder, (i) the consideration received from Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date and (ii) such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date and taking into account any increase in the outstanding balance of the Subordinated Note.

(x)Supplementary Representations.

(i)Receivables; Accounts.

(A)Each Receivable (other than Excluded Receivables) constitutes an “account” or a “general intangible” within the meaning of the applicable UCC.

(B)Each Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)Creation of Security Interest.  Prior to the Transfer thereof, the Originators own and have good and marketable title to the Receivables (other than Excluded Receivables), free and clear of any Adverse Claim.  The applicable Originator owns and has good and marketable title to its Originator Collection Accounts and related Lockboxes, free and clear of any Adverse Claim.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Receivables, the Originator Collection Accounts, the related Lockboxes and the

745039911 2169609912

Collections in favor of Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Originators.

(iii)Perfection.  The Originators have caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the Transfer of the Transferred Receivables from the Originators to Buyer pursuant to this Agreement and the security interest granted by the Originators to Buyer in the Originator Collection Accounts hereunder.  The Originator Collection Accounts are subject to a fully executed Account Agreement pursuant to which the applicable Collection Account Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrative Agent with respect to all funds on deposit in the Originator Collection Accounts, without further consent by Buyer, the Servicer or any Originator.

(iv)Priority.

(A)Other than the Transfer of the Transferred Receivables by the Originators to the Buyer pursuant to this Agreement and the grant of security interest by the Originators to Buyer in the Originator Collection Accounts and related Lockboxes hereunder, no Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Transferred Receivables, the Accounts or the Lockboxes to any other Person.

(B)No Originator has authorized, or is aware of, any filing of any financing statement against itself or any other Originator that includes a description of collateral covering the Transferred Receivables or any other assets transferred to Buyer hereunder, other than any financing statement filed pursuant to this Agreement and the Funding Agreement or financing statements that have been validly terminated on or prior to the date hereof.

(C)No Originator is aware of any judgment, ERISA or tax lien filings against itself or any other Originator.

(D)None of the Accounts or any of the Lockboxes is in the name of any Person other than the Buyer, the relevant Originators (with respect to Originator Collection Accounts) or the Administrative Agent.  No Originator has consented to any Bank complying with instructions of any person other than the Administrative Agent.

(v)Collections.  Each remittance of Collections by an Originator to the Buyer will have been made (i) in payment of a debt incurred by such Originator from the Buyer in the ordinary course of business or financial affairs of such Originator and (ii) in the ordinary course of business or financial affairs of such Originator.

(vi)Survival of Supplemental Representations.  Notwithstanding any other provision of this Agreement or any other Related Document, the representations

745039911 2169609913

contained in this Section 4.01(x) shall be continuing, and remain in full force and effect until the Termination Date.

(y)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  Policies and procedures have been implemented and maintained by or on behalf of each of the Transaction Parties that are designed to achieve compliance by the Transaction Parties and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Transaction Parties, their respective Subsidiaries and their respective officers and employees and, to the knowledge of each of the Transaction Parties, its respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the purchases contemplated established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case in all material respects.  None of (a) the Transaction Parties or any of their respective Subsidiaries or, to the knowledge of the Transaction Parties, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, and (b) the Transaction Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country.  Each Transaction Party represents and covenants that it will not, directly or indirectly, use the proceeds of the Sale Price, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, or in any country or territory that, at the time of such purchase, is the subject of Sanctions (and in such case would result in a violation of Sanctions), or in any manner that will result in a violation by any Person of Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

Section 4.02.  Affirmative Covenants of the Originators.  Each Originator covenants and agrees that, unless otherwise consented to by Buyer, from and after the date such Originator enters into or otherwise joins this Agreement and until the Termination Date:

(a)Offices and Records.  Each Originator shall maintain its organizational form, jurisdiction of organization or formation, organizational identification number, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.  Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.  Upon the request of Buyer, each Originator shall (i) mark each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to Buyer, evidencing that Buyer has purchased such Transferred Receivable and that

745039911 2169609914

the Administrative Agent, for the benefit of the Secured Parties, has a security interest in and lien thereon, and (ii) mark its master data processing records evidencing such Transferred Receivables with such a legend.

(b)Access.  Each Originator shall, at its own expense, during normal business hours, from time to time upon one Business Day’s prior notice and as frequently as Buyer or the Servicer determines to be appropriate:  (i) provide Buyer, the Servicer, the Administrative Agent and any of their respective officers, employees, agents and representatives access to its properties (including properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of each Originator, (ii) permit Buyer, the Administrative Agent and the Servicer and any of their respective officers, employees, agents and representatives to inspect, audit and make extracts from such Originator’s books and records, including all Records maintained by such Originator, (iii) permit Buyer, the Administrative Agent, the Servicer and their respective officers, employees, agents and representatives, to inspect, review and evaluate the Transferred Receivables of such Originator, and (iv) permit Buyer, the Administrative Agent, the Servicer and their respective officers, employees, agents and representatives to discuss matters relating to the Transferred Receivables or such Originator’s performance under this Agreement or the affairs, finances and accounts of such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants; provided that any access described in clauses (i) – (iv) above shall be reasonably related to the transactions contemplated by the Related Documents and to the Transferred Receivables.  If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or Buyer, in good faith, notifies any Originator that an Incipient Termination Event or a Termination Event may have occurred, is imminent or deems its rights or interests in the Transferred Receivables insecure, each such Originator shall provide such access at all times and without advance notice and shall provide Buyer, the Administrative Agent and the Servicer with access to its suppliers and customers.  Each Originator shall make available to Buyer, the Administrative Agent and the Servicer and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Originator, as Buyer, the Administrative Agent or the Servicer may request.  Each Originator shall deliver any document or instrument necessary for Buyer, the Administrative Agent or the Servicer, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Originator.

(c)Communication with Accountants.  Each Originator authorizes Buyer, the Servicer and their designated representatives to communicate directly with its independent certified public accountants, and authorizes and, if requested by Buyer or Servicer, shall instruct those accountants to disclose and make available to Buyer, the Servicer and their designated representatives, any and all financial statements and other supporting financial documents, schedules and information relating to such Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Originator.  Each Originator agrees to render to Buyer and the Servicer at such Originator’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing, it being understood that such Originator shall be required to comply with a

745039911 2169609915

request under this Section 4.02(c) only to the extent such request is reasonably related to the transactions contemplated by the Related Documents and to the Transferred Receivables.  If any Termination Event shall have occurred and be continuing, each Originator shall, promptly upon request therefor, deliver to Buyer or its designee all Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

(d)Compliance With Credit and Collection Policies.  Each Originator shall comply with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Transferred Receivables and Contracts.

(e)Assignment.  Each Originator agrees that Buyer may collaterally assign (and has collaterally assigned) all of its right, title and interest in, to and under the Transferred Receivables and this Agreement to the Administrative Agent (for the benefit of the Secured Parties) under the Funding Agreement, including its right to exercise the remedies set forth in Section 4.04.  Each Originator agrees that, prior to the Termination Date under the Funding Agreement, the Administrative Agent (for the benefit of the Secured Parties) may enforce directly, without joinder of Buyer, all of Buyer’s rights hereunder and all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.02, 4.04, 5.01 and 6.14, and that the Administrative Agent and the Secured Parties shall be third party beneficiaries of Buyer’s rights hereunder.

(f)Compliance with Agreements and Applicable Laws.  Each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.  Each Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.02(k).

(g)Maintenance of Existence and Conduct of Business.  Each Originator shall:  (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (iii) at all times maintain, preserve and protect all of its assets and properties which are necessary in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and legal names as are set forth in Schedule 4.02(g) or, upon 15 days’ prior written notice to Buyer, in such other corporate or legal names with respect to which all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

745039911 2169609916

(h)Notice of Material Event.  Each Originator shall promptly inform Buyer and the Administrative Agent in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Originator proposes to take with respect thereto:

(i)any Litigation that (A) is affecting the Borrower and seeks damages in excess of $100,000, (B) seeks injunctive relief with respect to the Borrower, (C) is asserted or instituted against any Plan of the Parent, any Originator or any other Subsidiary of the Parent or any of their respective ERISA Affiliates, the fiduciaries of such Plan (in their capacity as a fiduciary of any such Plan) or the assets of such Plan or against the Parent, any Originator or any other Subsidiary of the Parent or any of their respective ERISA Affiliates in connection with any such Plan, (D) alleges criminal misconduct by any Transaction Party, or (E) if determined adversely, could reasonably be expected to have a Material Adverse Effect;

(ii)the commencement of a case or proceeding by or against the Parent, any Originator or any other Subsidiary of the Parent seeking a decree or order in respect of the Parent, any Originator or such Subsidiary (A) under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Parent, any Originator or any other Subsidiary of the Parent or for any substantial part of such Person’s assets, or (C) ordering the winding‑up or liquidation of the affairs of the Parent, any Originator or any other Subsidiary of the Parent;

(iii)the receipt of notice that (A) the Parent, such Originator, or any other Subsidiary of the Parent is being placed under regulatory supervision, (B) any material license, permit, charter, registration or approval necessary for the conduct of the Parent’s, any Originator’s or any other Subsidiary of the Parent’s business is to be, or may be, suspended or revoked, or (C) the Parent, any Originator or any other Subsidiary of the Parent is to cease and desist any practice, procedure or policy employed by the Parent, any Originator or any other Subsidiary of the Parent in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect;

(iv)(A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable was not an Eligible Receivable at the time of its Transfer to Buyer or has ceased to be an Eligible Receivable on account of any matter giving rise to indemnification under Section 5.01;

(v)the establishment of any Title IV Plan of the Parent, any Originator or any other Subsidiary of the Parent or any ERISA Affiliate thereof or undertaking by any of the foregoing to make contributions to any Multiemployer Plan, ESOP, Retiree Welfare Plan or any other Pension Plan not listed on Schedule 4.01(m); or

(vi)any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

745039911 2169609917

(i)Separate Identity.

(i)Each Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account separate from those of Buyer.

(ii)The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of each Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) Buyer’s sole business consists of the purchase or acceptance through capital contribution (in the case of the Parent) of the Transferred Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer’s assets prior to any value in Buyer becoming available to Buyer’s Stockholders and (C) the assets of Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.

(iii)The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.

(iv)Each Originator shall, and shall cause each other member of the Parent Group to, maintain an arm’s-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.

(v)Each Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.

(vi)Each Originator shall, and shall cause each other member of the Parent Group to, conduct its business solely in its own name or the name of the Parent or through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of Buyer.

(vii)No Originator shall (and each Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that such Originator or any other member of the Parent Group is liable or responsible for the Debts of Buyer or that the assets of such Originator or any other member of the Parent Group are available to pay the creditors of Buyer.

(viii)The operating expenses and liabilities of Buyer shall be paid from Buyer’s own funds and not from any funds of any Originator or other member of the Parent Group.

(ix)Each Originator shall, and shall cause each other member of the Parent Group to, at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

745039911 2169609918

(x)Each Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

(xi)Each Originator shall, and shall cause each other member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinions of Pillsbury Winthrop Shaw Pittman LLP, special U.S. counsel to the Parent Group, delivered to the Administrative Agent and the Lenders.

(j)ERISA and Environmental Notices.  Each Originator shall give Buyer prompt written notice of (i) any event relating to a Pension Plan of an Originator or an ERISA Affiliate of any Originator that could reasonably be expected to result in the imposition of a Lien under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA, (ii) any event that could reasonably be expected to result in the incurrence by any Originator of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business), and (iii) any environmental claims against the Parent, any Originator or any other Subsidiary of the Parent which, individually or in the aggregate, could reasonably be expected to exceed $250,000.

(k)Payment, Performance and Discharge of Obligations.

(i)Subject to Section 4.02(k)(ii), each Originator shall (and shall cause each other member of the Parent Group to) pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

(ii)Each Originator and each other member of the Parent Group may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(k)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of such Originator or such member, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Transferred Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such Charges or claims other than inchoate tax liens and (E) the Administrative Agent has advised such Originator in writing that it reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

(l)Deposit of Collections.

(i)Each Originator shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and (ii) deposit or cause to be deposited promptly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be

745039911 2169609919

held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Secured Parties)).  No Originator shall make or permit to be made deposits into any Lockbox, any Collection Account or any Concentration Account other than in accordance with this Agreement and the other Related Documents.  Without limiting the generality of the foregoing, each Originator shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to it pursuant to Section 4.04 are paid or deposited into any Lockbox, any Collection Account or any Concentration Account.  Each Originator shall (and shall cause each of its Affiliates to) endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited into the relevant Collection Account or the relevant Concentration Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof.  In addition, each Originator shall (and shall cause each of its Affiliates to) deposit or cause to be deposited into the relevant Concentration Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it in any Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent.  Each Originator that has established an Originator Collection Account shall direct all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in the relevant Originator Collection Account or the relevant Concentration Account and shall (or shall cause the Servicer to), promptly, and in any event no later than the first Business Day after receipt of any such payments in the Originator Collection Account, remit such payments for deposit in the relevant Concentration Account.

(ii)If, for any reason, any Collection Account Agreement terminates, or any Collection Account Bank fails to comply with its obligations under the applicable Account Agreement for any Originator Collection Account, then the applicable Originator shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to such Originator Collection Account maintained at such Bank to make all future payments to a new Collection Account or the relevant Concentration Account, as applicable.  No Originator shall close any Originator Collection Account unless it shall have received the prior written consent of the Requisite Lenders. No Originator shall, and shall not permit the Servicer to, open any new Originator Collection Account without the prior written consent of the Requisite Lenders.

(m)Accounting Changes.  If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change.  If

745039911 2169609920

such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

(n)Originators to Maintain Perfection and Priority.  In order to evidence the interests of Buyer under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are requested by Buyer) to maintain and perfect, as a first-priority interest, Buyer’s ownership and security interest in the Transferred Receivables and all other assets sold to Buyer pursuant hereto.  Each Originator shall, from time to time and within the time limits established by law, prepare and present to Buyer for Buyer’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect Buyer’s ownership and security interest in the Transferred Receivables and all other assets sold to Buyer pursuant hereto as a first-priority interest. Buyer’s approval of such filings shall authorize the Originators to file such financing statements under the UCC, without the signature of Buyer where allowed by applicable law.  Notwithstanding anything else in the Related Documents to the contrary, neither the Servicer nor any Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral as specified on any such financing statements, without the prior written consent of Buyer. Each Originator agrees to maintain perfection and priority of the security interest in the Transferred Receivables in accordance with Section 6.13.

(o)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  Policies and procedures will be maintained and enforced by or on behalf of each Originator that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of such Originator, by such Originator and each of its respective Subsidiaries and its or their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.

Section 4.03.  Negative Covenants of the Originators.  Each Originator covenants and agrees that, without the prior written consent of Buyer, from and after the date such Originator enters into or otherwise joins this Agreement until the Termination Date:

(a)Sale of Receivables and Related Assets.  No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its Receivables (other than Excluded Receivables) or Contracts therefor, except for (i) the sales, transfers, conveyances, assignments or dispositions expressly contemplated hereunder and (ii) sales, transfers, conveyance, assignments or dispositions of Contracts between Originators that result in the Originator which is the transferee continuing to sell in accordance with this Agreement Receivables that are the subject of such Contract and the Originator which is the transferor no longer continuing to sell in accordance with this Agreement Receivables that are the subject of such Contract.

745039911 2169609921

(b)Liens.  No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (other than Excluded Receivables) (whether now owned or hereafter acquired) except for Permitted Encumbrances that do not attach to Transferred Receivables.  Neither the Parent nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien upon any of its property or receivables whether now owned or hereafter acquired, except for (i) Liens permitted pursuant to Section 5.02(a) of the Credit Agreement and (ii) Liens created pursuant to the Credit Agreement or any credit facility effecting a refinancing of the Debt incurred pursuant to the Credit Agreement; provided that any such credit facility expressly excludes all Transferred Receivables from any such Lien and the terms and conditions of any such credit facility are not otherwise inconsistent with the terms and conditions of this Agreement or any other Related Document (but in any event which terms and conditions are consistent with the provisions of the Credit Agreement relating to the transactions contemplated by this Agreement and the other Related Documents).

(c)Modifications of Receivables or Contracts.  No Originator shall, without the prior written consent of the Buyer, the Administrative Agent and the Requisite Lenders, extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, provided that the Originators may authorize the Servicer to take such actions as are expressly permitted by the terms of any Related Document or the Credit and Collection Policies so long as, after giving effect to any such action, no Receivables which constituted Eligible Receivables prior to such action would no longer constitute Eligible Receivables as a result of such action.

(d)Sale Characterization.  No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Buyer and with respect to the Transfer of each Contributed Receivable originated or acquired by it, as a contribution to the capital of Buyer.

(e)Capital Structure and Business.  Except as permitted in Section 4.02(g), no Originator shall:

(i)make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect,

(ii)make any material change in its capital structure as described on Schedule 4.01(h) (including the issuance or recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock), except that changes in such Originator’s capital structure shall be permitted so long as such changes, individually and in the aggregate, do not constitute a Change of Control;

745039911 2169609922

(iii)amend its certificate or articles of incorporation, charter, bylaws, or other organizational documents in any manner which may adversely affect the Secured Parties; or

(iv)engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries, taken as a whole, at the Effective Date or any business substantially related or incidental thereto or any business substantially related or incidental to manufacturing, contract assembly, operational, logistics, distribution, integrated services, supply chain management services and related sales and services.

(f)Actions Affecting Rights.  No Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator’s right, title or interest therein.

(g)ERISA.  No Originator shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA or cause or permit to occur an ERISA Event.

(h)Change to Credit and Collection Policies.  No Originator shall fail to comply in any material respect with, and no change, amendment, modification or waiver shall be made to, the Credit and Collection Policies without the prior written consent of Buyer and the Administrative Agent.

(i)Adverse Tax Consequences.  No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, or to any assignee who is a resident of the United States of America, to withholding taxation.

(j)No Proceedings.  From and after the Prior Closing Date and until the date one year plus one day following the Termination Date, no Originator shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement.

(k)Mergers, Acquisitions, Sales, etc.  Other than as permitted pursuant to the Credit Agreement or the Funding Agreement, neither the Parent nor any of its Subsidiaries shall (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person; provided that, for the avoidance of doubt, nothing contained herein

745039911 2169609923

is intended to restrict the ability of the Parent or any of its Subsidiaries to create or acquire a Subsidiary so long as such action is permitted under the Credit Agreement or the Funding Agreement, or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets other than pursuant hereto, or permit any Subsidiary to do any of the foregoing, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any majority-owned Subsidiary into such Person or into, with or to any other majority-owned Subsidiary and any such purchase or other acquisition by such Person or any majority-owned Subsidiary of the assets or stock of any majority-owned Subsidiary. In connection with any merger or consolidation that is permitted pursuant to the Credit Agreement, each Originator will (i) provide written notice thereof to Buyer, and (ii) take all such actions and deliver, or cause to be delivered, such opinion letters of counsel, certificates and other agreements that Buyer or the Administrative Agent deems reasonably necessary or desirable under the UCC to maintain the perfection and priority of Buyer’s ownership interest in the Transferred Receivables.

(l)Modification to the Credit Agreement.  The Parent covenants and agrees to provide the Administrative Agent copies of each material amendment, modification or waiver to any provision of the Credit Agreement promptly after the execution thereof.  If any such amendment amends the financial tests set forth in Annex Z or increases the thresholds for events of the type described in Section 8.01(b) or (f), then the Transaction Parties hereby agree to amend this Agreement to conform to such amendments at the request of the Administrative Agent.

(m)Commingling.  No Originator shall (and each Originator shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox, any Collection Account or any Concentration Account; provided that after the Facility Termination Date, so long as any Transferred Receivables of an Obligor remain unpaid, no Originator shall instruct such Obligor to remit Collections of any Transferred Receivables to any Person or account other than to the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account.  If any funds not constituting collections of Transferred Receivables are nonetheless impermissibly deposited into any Lockbox, any Collection Account or any Concentration Account and such Originator so notifies Buyer, Buyer shall notify the Servicer to promptly remit any such amounts to the applicable Originator.

(n)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  Each Originator shall not use, and each Originator shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, proceeds of the Sale Price of any Transferred Receivables (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

745039911 2169609924

(o)Specified Filing Documents. No Originator shall permit any amendment, restatement, supplement or other modification of any Specified Filing Documents that adds any Obligor as the subject of the transactions contemplated thereby with respect to any Originator, unless all Receivables of such Obligor constitute Excluded Receivables.

Section 4.04.  Breach of Representations, Warranties or Covenants.  Upon discovery by any Originator or Buyer of any breach of representation, warranty or covenant described in Sections 4.01(g), 4.01(l), 4.01(v), 4.01(w), 4.01(x), 4.02(l), 4.03(a), 4.03(b), 4.03(c), 4.03(d) or 4.03(m) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the Administrative Agent and the other parties hereto.  The Originator that breached such representation, warranty or covenant shall, if requested by notice from Buyer or the Administrative Agent, on the first Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from Buyer for cash remitted to the relevant Concentration Account, (b) [reserved], or (c) in the case of the Parent, make a capital contribution in cash to Buyer by remitting the amount of such capital contribution to the relevant Concentration Account, in each case, in an amount (the “Rejected Amount”) equal to the Outstanding Balance thereof.  Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into the relevant Concentration Account. Notwithstanding any other provision herein to the contrary, to the extent an Originator makes a determination that the most efficient method of collecting a Receivable would be to offset amounts owed by such Originator to such Obligor against amounts owed by such Obligor under such Receivable, such Originator may request Buyer to sell such Receivable to Originator for a price equal to the Outstanding Balance thereof.  Any such sale shall be in Buyer’s sole discretion and shall only be effective once the purchase price has been deposited into the relevant Concentration Account.

Section 4.05.  Supplemental Disclosure.  On the request of Buyer (in the event that such information is not otherwise delivered by a Transaction Party to Buyer pursuant to this Agreement), such Transaction Party will (or may, as it shall elect) supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Related Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided that such supplement to any such Schedule or representation shall not be deemed an amendment thereof except if and to the extent that the information disclosed in such supplement updates (A) Schedule 4.01(b), (B) Schedule 4.01(j), (C) Schedule 4.01(m) to include any new Plans maintained or contributed to in accordance with this Agreement, but includes no additional exceptions or other changes to said schedule or (D) Schedule 4.01(t) to include any accounts.

ARTICLE V
INDEMNIFICATION

Section 5.01.  Indemnities by the Originators.  Without limiting any other rights that Buyer or any of its Stockholders, any of its assignees (including the Secured Parties and the Administrative Agent), or any of their respective officers, directors, employees, attorneys, agents or representatives and transferees, successors and assigns (each, a “Buyer Indemnified Person”)

745039911 2169609925

may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document and any actions or failures to act in connection therewith, including any and all associated reasonable legal costs and expenses, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible or uncollected Transferred Receivables due to the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor.  Subject to clauses (a) and (b) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii)the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii)(x) the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim or (y) any Specified Filing;

(iv)any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including (x) a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Originator or any Affiliate thereof acting as

745039911 2169609926

the Servicer or a Sub-Servicer) and (y) resulting from or in connection with any Dilution Factors);

(v)any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

(vi)the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

(vii)any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Transfer hereunder to the extent that such filing is necessary to maintain the perfection and priority of Buyer in such Receivable, whether at the time of any such Transfer or at any subsequent time;

(viii)any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Transferred Receivables or Collections with respect thereto or in respect of any Transferred Receivable or Contract therefor;

(ix)any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;

(x)any (I) failure of (x) any Collection Account Bank to comply with the terms of the applicable Collection Account Agreement, (y) any Concentration Account Bank to comply with the terms of the applicable Concentration Account Agreement or (z) the Borrower Account Bank to comply with the terms of the Borrower Account Agreement or (II) dispute, claim, offset or defense of (x) any Collection Account Bank arising under the terms of the applicable Collection Account Agreement, (y) any Concentration Account Bank arising under the terms of the applicable Concentration Account or (z) the Borrower Account Bank arising under the terms of the Borrower Account Agreement; or

(xi)any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral.

Section 5.02.  Indemnities by the Servicer.

(a)Without limiting any other rights that a Buyer Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the collection activities of the Servicer hereunder or out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided that the Servicer shall not be liable for any indemnification to a Buyer Indemnified Person to the extent

745039911 2169609927

that any such Indemnified Amount (x) results from such Buyer Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder.  Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii)the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii)the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer;

(iv)any amounts payable by the Administrative Agent to any Bank under any Account Agreement; or

(v)the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person.

(b)Any Indemnified Amounts subject to the indemnification provisions of this Section 5.02 shall be paid by the Servicer to the Buyer Indemnified Person entitled thereto within five Business Days following demand therefor.

ARTICLE VI
MISCELLANEOUS

Section 6.01.  Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile

745039911 2169609928

transmission (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand‑delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth in Schedule 6.01 attached hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  Without limiting the generality of the foregoing, all notices to be provided to Buyer hereunder shall be delivered to both Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Funding Agreement.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 6.02.  No Waiver; Remedies.  Buyer’s failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and the Administrative Agent and directed to such Originator specifying such suspension or waiver.  Buyer’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise.  Recourse to the Transferred Receivables shall not be required.

Section 6.03.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of each Originator, Servicer and Buyer and their respective successors and permitted assigns, except as otherwise provided herein.  No Originator nor the Servicer may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer and the Administrative Agent.  Any such purported assignment, transfer, hypothecation or other conveyance by any Originator or the Servicer without the prior express written consent of Buyer and the Administrative Agent shall be void.  Each Originator and the Servicer acknowledges that Buyer may collaterally assign (and has collaterally assigned) all of its rights granted hereunder to the Administrative Agent (for the benefit of the Secured Parties) under the Funding Agreement, including the benefit of any indemnities under Article V, and the Administrative Agent shall have all rights of Buyer

745039911 2169609929

hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights.  Each Originator and the Servicer acknowledges and agrees that until the Termination Date under the Funding Agreement, (i) no consent or approval by Buyer hereunder nor any delivery of a Servicer Termination Notice hereunder shall be effective without the written consent and approval of the Administrative Agent, (ii) each determination specified to be made by Buyer hereunder may be made by the Administrative Agent, and (iii) the Administrative Agent may enforce directly, without joinder of Buyer, all of Buyer’s rights set forth in this Agreement, including, without limitation, Sections 4.02(b), 4.02(c), 4.04, 6.13, 6.14, 7.04(f), 7.04(h), 7.04(i), 7.04(j), 7.04(k), 8.01 and 9.02.  All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer’s rights and remedies under, this Agreement to the same extent as Buyer or any of its designated representatives may do.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator, the Servicer and Buyer with respect to the transactions contemplated hereby and, except for the Secured Parties and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

Section 6.04.  Termination; Survival of Obligations.

(a)This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b)Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to Buyer, including those set forth in Sections 4.04, 5.01, 6.12, 6.14 and 6.15, whether due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date.  Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the rights and remedies set forth in Section 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 6.03, 6.12 and 6.14 shall be continuing and shall survive any termination of this Agreement.

Section 6.05.  Complete Agreement; Modification of Agreement.  This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.

745039911 2169609930

Section 6.06.  Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; provided that prior to the Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent.  No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

Section 6.07.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS

745039911 2169609931

DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.01 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.08.  Counterparts.  This Agreement may be executed and delivered (including by facsimile or other electronic means) in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 6.09.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.10.  Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.11.  No Setoff.  Each Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, all of which rights are hereby expressly waived by such Originator.

Section 6.12.  Confidentiality.

745039911 2169609932

(a)Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Originator, the Servicer and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Buyer Indemnified Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or a Buyer Indemnified Person.

(b)Each Originator and the Servicer agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator or the Servicer shall consult with Buyer prior to the issuance of such news release or public announcement.  Any Originator or the Servicer may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

(c)Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators and the Servicer otherwise consent in writing, Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators, the Servicer and their respective Affiliates and each of their respective businesses obtained by Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Originator or the Servicer, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to any Originator. Notwithstanding the foregoing, Buyer shall be permitted to disclose copies of this Agreement and the confidential proprietary information described above to (1) each Affected Party and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)), (2) any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) any other party to the Funding Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or pledgee of (or participant in), or any prospective assignee or pledgee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the applicable

745039911 2169609933

Originator or Servicer, (8) any nationally recognized statistical rating organization rating a Conduit Lender’s Commercial Paper, any dealer or placement agent of or depositary for the Conduit Lender’s Commercial Paper, any Administrator, any Program Support Provider, any credit/financing provider to any Conduit Lender or any of such Person’s counsel or accountants in relation to this Agreement or any other Related Document if they agree to hold the information confidential or (9) to the extent such Agreement or other information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Buyer or Affected Party on a nonconfidential basis from a source other than the Parent or any Subsidiary thereof.

Section 6.13.  Further Assurances.

(a)Each Originator shall, at its sole cost and expense, upon request of Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document.  Each Originator hereby authorizes Buyer to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law.  If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator’s receipt thereof and promptly delivered to Buyer.

(b)If any Originator fails to perform any agreement or obligation under this Section 6.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by such Originator upon demand of Buyer.

Section 6.14.  Fees and Expenses.  In addition to its indemnification obligations pursuant to Article V, each Originator agrees, jointly and severally, to pay on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses incurred by Buyer (including any such amounts owed by Buyer in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of

745039911 2169609934

enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

Section 6.15.  Nonrecourse Obligations.  Notwithstanding any provision in any other Section of this Agreement to the contrary, any obligation of Buyer to pay any amounts payable to the Originators pursuant to this Agreement shall be without recourse to Buyer except to the extent that funds from Advances or Collections are available to Buyer pursuant to the terms of the Funding Agreement for such payment (collectively, the “Buyer Available Amounts”).  In the event that amounts payable to the Originators pursuant to this Agreement exceed Buyer Available Amounts, the excess of the amounts due hereunder (and subject to this Section 6.15) over the Buyer Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against Buyer until such time as Buyer has Buyer Available Amounts.

ARTICLE VII
SERVICER PROVISIONS

Section 7.01.  Appointment of the Servicer.  Buyer hereby appoints the Servicer as its agent to service the Transferred Receivables and, in accordance with the Related Documents, to enforce Buyer’s rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 8.01 or 9.01.  In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein.  The Servicer may, with the prior written consent of Buyer, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof, (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and Buyer shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer and (c) each Sub-Servicing Agreement shall expressly provide that it shall automatically terminate upon the termination of the Servicer’s responsibilities hereunder in accordance with the terms hereof.

Section 7.02.  Duties and Responsibilities of the Servicer.

(a)Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with the Credit and Collection Policies and industry practice for the servicing of accounts receivable similar to such Transferred Receivables.

(b)In addition to the foregoing, in order to ensure that Buyer has adequate funding for the purchase of Receivables hereunder, the Servicer shall be responsible for the following:

745039911 2169609935

(i)preparation and delivery on behalf of Buyer of all Borrowing Requests, Repayment Notices, Borrowing Base Certificates, Monthly Reports, Weekly Reports and Daily Reports required to be delivered under the Funding Agreement;

(ii)calculation and monitoring of the Borrowing Base and the components thereof, and determination of whether the Receivables included in the calculation of the Net Receivables Balance are in fact Eligible Receivables; or

(iii)establishment, maintenance and administration of the Lockboxes and the Accounts in accordance with Article VI of the Funding Agreement.

Section 7.03.  Collections on Receivables.

(a)In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

(b)If the Servicer determines that amounts unrelated to the Transferred Receivables (the “Unrelated Amounts”) have been deposited in any Account, then the Servicer shall provide written evidence thereof to Buyer no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to Buyer.

(c)Authorization of the Servicer.  Buyer hereby authorizes the Servicer to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of Buyer hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing the applicable name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Delinquent Receivable or a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable.  Buyer shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.  Notwithstanding anything to the contrary contained herein, Buyer shall have the absolute and unlimited right to direct the Servicer (at the Servicer’s expense) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon,

745039911 2169609936

repossess or take any other action that Buyer deems necessary or advisable with respect thereto.  In no event shall the Servicer be entitled to make Buyer or any Affected Party a party to any Litigation without Buyer’s or such Affected Party’s express prior written consent.

(d)Servicing Fees.  As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees monthly on each Settlement Date.  Such Servicing Fees shall be payable from available funds in accordance with Section 2.07 and 2.08 of the Funding Agreement.  The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

Section 7.04.  Covenants of the Servicer.  The Servicer covenants and agrees that from and after the Prior Closing Date and until the Termination Date:

(a)Compliance with Agreements and Applicable Laws.  The Servicer shall perform each of its obligations under this Agreement and the other Related Documents.  The Servicer shall comply with all federal, state, provincial and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits, except, in each case, where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(b)Maintenance of Existence and Conduct of Business.  The Servicer shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and by-laws; and (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except to the extent that the failure to comply with this clause (iii) could not reasonably be expected to have a Material Adverse Effect.

(c)Collections Received by Servicer.  The Servicer shall deposit or cause to be deposited promptly into the relevant Lockbox, Collection Account or Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

(d)ERISA.  The Servicer shall give the Administrative Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Servicer of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).

745039911 2169609937

(e)Compliance with Credit and Collection Policies.  The Servicer shall comply with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor.  The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, except that the Servicer may (i) reduce the Outstanding Balance of a Transferred Receivable as required to reflect any Dilution Factors and (ii) take such actions, to the extent permitted by the Credit and Collection Policies, as the Servicer may deem reasonably necessary or desirable in order to maximize Collections with respect to any past-due Receivable so long as, after giving effect to any such action, no Transferred Receivables which constituted Eligible Receivables prior to such action would no longer constitute Eligible Receivables as a result of such action.  The Servicer shall not without the prior written consent of Buyer amend, modify or waive any term or provision of the Credit and Collection Policies.

(f)Ownership of Transferred Receivables; Servicing Records.  The Servicer shall (i) identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables are the property of Buyer and that a Lien on such Transferred Receivables has been granted to the Administrative Agent for the benefit of the Secured Parties; (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Transferred Receivables in the event of the destruction of any originals thereof) as are necessary or advisable in accordance with industry practice (1) to reflect promptly (a) all payments received and all credits and extensions granted with respect to such Transferred Receivables, (b) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to any such Transferred Receivable and (c) any other reductions in the Outstanding Balance of such Transferred Receivables on account of Dilution Factors; and (2) to determine no less frequently than the date each Daily Report, Weekly Report or Monthly Report is due, whether each Transferred Receivable then outstanding qualifies as an Eligible Receivable; (iii) by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to Buyer, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence the assignment of the Transferred Receivables under this Agreement and the assignment and Liens granted pursuant to the Funding Agreement.  Upon the occurrence and during the continuance of an Incipient Termination Event or a Termination Event, the Servicer shall deliver and turn over such books and records to Buyer or its representatives at any time on demand.  The Servicer shall permit any representative of Buyer to inspect such books and records and shall provide photocopies thereof to Buyer as more specifically set forth in Section 7.04(i).

(g)Payment and Performance of Charges and other Obligations.

(i)Subject to Section 7.04(g)(ii), the Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for

745039911 2169609938

labor, materials, supplies and services or otherwise before any amount thereof shall become past due.

(ii)The Servicer may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 7.04(g)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of the Servicer, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Administrative Agent has not advised the Servicer in writing that it reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.

(h)Access.  The Servicer agrees to provide Buyer and Buyer’s employees, directors, agents and representatives with all access that the Originators have covenanted and agreed to provide to Buyer in Section 4.02(b).

(i)Communication with Accountants.  The Servicer authorizes Buyer to communicate directly with its independent certified public accountants, and authorizes and, shall upon Buyer’s request, instruct those accountants to disclose and make available to Buyer, its officers, employees, agents and representatives any and all financial statements and other supporting financial documents, schedules and information relating to the Servicer (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Servicer.  The Servicer agrees to render to Buyer, at the Servicer’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing, it being understood that the Servicer shall be required to comply with a request under this Section 7.03(i) only to the extent such request is reasonably related to the transactions contemplated by the Related Documents and to the Transferred Receivables.

(j)Collection of Transferred Receivables.  In connection with the collection of amounts due or to become due under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral, the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, Buyer may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that the applicable Originator may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to Buyer, for deposit into the Agent Account, an amount equal to the Outstanding Balance of any such Transferred Receivable.  If (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) Buyer in good faith believes that an Incipient Termination Event or a Termination Event is imminent, then Buyer may, without prior notice to any Originator or the Servicer, (x) exercise its right to take exclusive ownership and control of (1) the Collections, the Collection Accounts and the Concentration Accounts in accordance with the terms of the applicable Collection Account Agreement or Concentration Account Agreement, as applicable, and (2) the Borrower Account in accordance with the Borrower Account Agreement (in which case the Servicer shall be required to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in the

745039911 2169609939

relevant Concentration Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the sale to Buyer of such Transferred Receivables and of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent and direct that payments of all amounts due or to become due to Buyer thereunder be made directly to Buyer or any servicer, collection agent or Account designated by Buyer and Buyer may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof.  Buyer shall provide prompt notice to the Servicer of any such notification of assignment, pledge or direction of payment to the Obligors under any Transferred Receivables.

(k)Performance of Borrower Assigned Agreements.  The Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by Buyer in order to accomplish the foregoing, and (ii) upon the request of and as directed by Buyer, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Servicer thereunder.

(l)License for Use of Software and Other Intellectual Property.  Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Servicer hereby grants to Buyer (and to the Administrative Agent on behalf of the Secured Parties as assignee of Buyer) a limited license to use, without charge, the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Transferred Receivables and the other Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies with respect thereto, and the Servicer agrees that its rights under all licenses and franchise agreements shall inure to Buyer (and to the Administrative Agent on behalf of the Secured Parties as assignee of Buyer) for purposes of the license granted herein.  Except upon the occurrence and during the continuation of a Termination Event, Buyer agrees not to use (and shall cause the Administrative Agent to covenant not to use) any such license without giving the Servicer prior written notice.

(m)Deposit of Collections.  The Servicer shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and (ii) deposit or cause to be deposited promptly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Secured Parties)).

745039911 2169609940

The Servicer shall not make or permit to be made deposits into any Lockbox, any Collection Account or any Concentration Account other than in accordance with this Agreement and the other Related Documents.  Without limiting the generality of the foregoing, the Servicer shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to any Originator pursuant to Section 4.04 are paid or deposited into any Lockbox, any Collection Account or any Concentration Account.  The Servicer shall (and shall cause each of its Affiliates to) endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited into the relevant Collection Account or the relevant Concentration Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof.  In addition, the Servicer shall (and shall cause each of its Affiliates to) deposit or cause to be deposited into the relevant Concentration Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it in any Lockbox or any Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. The Servicer shall direct all Obligors of Transferred Receivables originated by each Originator that has established an Originator Collection Account to remit all payments with respect to such Receivables for deposit in the relevant Originator Collection Account or the relevant Concentration Account and shall promptly, and in any event no later than the first Business Day after receipt thereof, remit any payments received in the relevant Originator Collection Account for deposit in the relevant Concentration Account. By its execution of this Agreement, Parent hereby agrees (subject to Section 12.20 of the Funding Agreement) that it has no claim to any Originator Collection Account, or to any amounts on deposit therein (other than bare legal title to any Originator Collection Account titled in Parent's name).

(n)Commingling.  The Servicer shall not (and shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox, any Collection Account or any Concentration Account except as otherwise permitted by Section 4.03(m).  If any funds not constituting Collections of Transferred Receivables are nonetheless impermissibly deposited into any Lockbox, any Collection Account or any Concentration Account and the Servicer so notifies Buyer, Buyer shall promptly remit any such amounts to the applicable Originator.  So long as any Transferred Receivables of an Obligor remain unpaid, the Servicer shall not instruct such Obligor to remit Collections of any Receivables other than Excluded Receivables to any Person or account other than to the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account.

(o)Separate Identity.  The Servicer shall comply with Section 4.02(i) to the same extent as if it were an Originator.

(p)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  Policies and procedures will be maintained and enforced by or on behalf of the Servicer that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Servicer, by the Servicer and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism

745039911 2169609941

Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.

Section 7.05.  Reporting Requirements of the Servicer.  The Servicer hereby agrees that, from and after the Effective Date and until the Termination Date, it shall prepare and deliver or cause to be prepared and delivered to the Administrative Agent and the Managing Agents the financial statements, notices, reports, and other information at the times, to the Persons and in the manner set forth in Annex 7.05.

ARTICLE VIII
EVENTS OF SERVICER TERMINATION

Section 8.01.  Events of Servicer Termination.  If any of the following events (each, an “Event of Servicer Termination”) shall occur (regardless of the reason therefor):

(a)the Servicer shall (i) fail to make any payment or deposit hereunder when due and payable and the same shall remain unremedied for one (1) Business Day or more; (ii) fail to deliver when due any of the reports required to be delivered pursuant to Section 7.05 or any other report related to the Transferred Receivables as required by the other Related Documents and the same shall remain unremedied for two (2) Business Days or more; or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for five (5) days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof; or

(b)(i) the Servicer shall fail to make any payment with respect to any of its Debts which is in an aggregate principal amount exceeding $175,000,000 when due, and the same shall remain unremedied for any applicable grace period with respect thereto; or (ii) a default or breach shall occur and be continuing under any agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound (other than a Related Document), and such default or breach shall remain unremedied after any applicable grace period with respect thereto and which involves a Debt which is in an aggregate principal amount exceeding $175,000,000; or

(c)a case or proceeding shall have been commenced against the Servicer or any Affiliate which acts as a Sub-Servicer seeking a decree or order in respect of any such Person (i) under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (iii) ordering the winding‑up or liquidation of the affairs of any such Person, and such case or proceeding continues for 60 days unless dismissed or discharged; provided that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (c), or (y) any of the events described in Section 8.01(d) shall have occurred; or

745039911 2169609942

(d)the Servicer or any Affiliate which acts as a Sub-Servicer shall (i) file a petition seeking relief under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

(e)the Servicer or any Affiliate which acts as a Sub-Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or

(f)a final judgment or judgments for the payment of money in excess of $175,000,000 in the aggregate (net of (i) amounts covered by valid third-party indemnification obligations from a third party that is solvent and has been notified of the claim under such indemnification obligation and has not disputed that it is liable for such claim and (ii) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and one or more reputable insurers (as determined by Parent) covering payment thereof) at any time outstanding shall be rendered against the Servicer or any other Subsidiary of the Parent which acts as a Sub-Servicer and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; provided, however, that any such judgment or order shall not be an Event of Servicer Termination under this Section 8.01(f) if and for so long as such judgment shall have been paid; or

(g)(i) any information contained in any Borrowing Base Certificate, Monthly Report, Weekly Report or Daily Report is untrue or incorrect in any respect or (ii) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by the Servicer to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and such representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04; or

(h)Buyer shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables or to otherwise perform hereunder has occurred; or

(i)a Termination Event shall have occurred or this Agreement shall have been terminated; or

(j)a deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that Buyer or the Administrative Agent, in its sole discretion, determines to be material, and such material deterioration has not

745039911 2169609943

been eliminated within 30 days after written notice thereof shall have been given by the Administrative Agent to the Servicer; or

(k)the Servicer shall assign or purport to assign any of its obligations hereunder without the prior written consent of Buyer; or

(l)a Change of Control shall have occurred; or

(m)a default or breach of any of the tests set forth in Annex Z shall have occurred;

then, and in any such event, Buyer may, by delivery of a Servicer Termination Notice to the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer.  Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 9.02; provided that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

ARTICLE IX
SUCCESSOR SERVICER PROVISIONS

Section 9.01.  Servicer Not to Resign.  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law.  Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer’s Certificate to such effect, in each case delivered to the Administrative Agent.  No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

Section 9.02.  Appointment of the Successor Servicer.  In connection with the termination of the Servicer’s responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 8.01 or 9.01, Buyer may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the “Successor Servicer”); provided that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer.  In selecting a Successor Servicer, Buyer may (but shall not be required to) obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate.  The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to Buyer an instrument in form and substance acceptable to Buyer and the Administrative Agent.

745039911 2169609944

Section 9.03.  Duties of the Servicer.  The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

(a)The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to Buyer and the Administrative Agent and, without limiting the generality of the foregoing, shall, at its own expense, timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Agent Account under the Funding Agreement and (ii) copies of all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer.  The Servicer shall cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.  All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of the Transferred Receivables to the Successor Servicer shall be for the account of the predecessor Servicer.

(b)The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer’s interests therein or to have replaced the Servicer as a party thereto.

(c)In the event that the Servicer is terminated as Servicer hereunder but no Successor Servicer has been appointed, the Servicer shall timely deliver to the Administrative Agent or its designee, at a place designated by the Administrative Agent or such designee, all Servicing Records and other information with respect to the Transferred Receivables which otherwise would be required to be delivered to the Successor Servicer under Section 9.03(a) above, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring such files and other documents to the Administrative Agent shall be for the account of the predecessor Servicer.

Section 9.04.  Effect of Termination or Resignation.  Any termination of or resignation by the Servicer hereunder shall not affect any claims that Buyer or its assigns may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

Section 9.05.  Power of Attorney.  On the Effective Date, the Servicer shall execute and deliver a power of attorney in substantially in the form attached hereto as Exhibit 9.05 (a “Power of Attorney”).  The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Transferred Receivables have been indefeasibly paid or otherwise written off as uncollectible.  The powers conferred under the Power of Attorney are solely to protect the interests of Buyer and its assigns (including the Administrative Agent and the Secured Parties) in the Transferred Receivables and the ability of the Successor Servicer to assume the servicing rights, powers and responsibilities of the Servicer hereunder and shall not impose any duty upon the Administrative Agent or the Successor Servicer to exercise any such powers.  The Administrative Agent

745039911 2169609945

covenants and agrees not to use the Power of Attorney except following a Termination Event and prior to the occurrence of the Termination Date.

Section 9.06.  No Proceedings.  Each Originator and Servicer agrees that, from and after the Prior Closing Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement.  This Section 9.06 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

745039911 2169609946

IN WITNESS WHEREOF, the parties have caused this Receivables Sale and Servicing Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

TD SYNNEX CORPORATION,
individually and as an Originator

By:
Name:
Title:

SIT FUNDING CORPORATION,
as Buyer

By:
Name:
Title:

TD SYNNEX CORPORATION,
as Servicer

By:
Name:
Title:

HYVE SOLUTIONS CORPORATION,
as an Originator

By:
Name:
Title:

745039911 21696099S-1

AVT TECHNOLOGY SOLUTIONS, LLC,  as an Originator

By:
Name:
Title:

DLT SOLUTIONS LLC,
as an Originator

By:
Name:
Title:

TECH DATA GOVERNMENT SOLUTIONS LLC,  as an Originator

By:
Name:
Title:

TECH DATA CORPORATION,
as an Originator

By:
Name:
Title:

745039911 21696099S-2

EXHIBIT 2.01(a)

Form of

RECEIVABLES ASSIGNMENT

THIS RECEIVABLES ASSIGNMENT (the “Receivables Assignment”) is entered into as of [DATE], by and between [Name of Originator] (the “Originator”) and SIT FUNDING CORPORATION (“Buyer”).

1.

We refer to that certain Third Amended and Restated Receivables Sale and Servicing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) dated as of January 23, 2009, among the Originator, the other Originators party thereto, TD SYNNEX Corporation and Buyer.  All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full.  Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.

2.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator hereby sells, or, in the event the Originator is a shareholder of Buyer, sells or contributes, to Buyer, without recourse, except as provided in Section 4.04 of the Sale Agreement, all of the Originator’s right, title and interest in, to and under all of its Receivables other than Excluded Receivables (including all Collections, Records and proceeds with respect to such included Receivables) existing as of the Closing Date and thereafter created or arising at any time until the Facility Termination Date.

3.

Subject to the terms and conditions of the Sale Agreement, the Originator hereby covenants and agrees to assign, sell or contribute, as applicable, execute and deliver, or cause to be assigned, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at the Originator’s expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of the Originator sold or contributed hereunder or intended to be sold or contributed hereunder.

4.

Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

5.

THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO

Receivables Sale and Servicing Agreement

745039911 21696099

CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

[NAME OF ORIGINATOR]

By:
Name:
Title:

SIT FUNDING CORPORATION, as Buyer

By:
Name:
Title:

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.01(a)-2

EXHIBIT 2.01(c)(ii)

Form of

SUBORDINATED NOTE

[[$/C$]__________][______ __, ____]

FOR VALUE RECEIVED, the undersigned, SIT FUNDING CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [___________________], a (the “Subordinated Lender”), or its assigns, at [ADDRESS], or at such other place as the holder of this Subordinated Note (“Note”) may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [_____] DOLLARS [$_____], or, if less, the aggregate unpaid principal amount of all Subordinated Loans (as defined in the Sale Agreement referred to below) made to the Borrower, upon the earlier to occur of (i) Final Advance Date and (ii) the Termination Date (in each case, as defined in Annex X to the Sale Agreement referred to below), together with interest thereon from time to time from the Effective Date (as defined in the Sale Agreement referred to below) at the rate shown in The Wall Street Journal as the “Prime Rate” on such date (the “Interest Rate”) on the unpaid principal amount of each Subordinated Loan for the period commencing on and including the date of such Subordinated Loan to but excluding the date such Subordinated Loan is paid in full.

The date, amount and interest rate of each Subordinated Loan made by the Subordinated Lender to the Borrower, and each payment made by or on behalf of the Borrower on account of the principal thereof, shall be recorded by the Subordinated Lender on its books and, prior to any transfer of this Note, endorsed by the Subordinated Lender on the schedule attached hereto or any continuation thereof.  The books of the Subordinated Lender and such schedule shall be presumptive evidence of the amounts due and owing to the Subordinated Lender by the Borrower; provided that any failure of the Subordinated Lender to record a notation in its books or on the schedule to this Note as aforesaid or any error in so recording shall not limit or otherwise affect the obligation of the Borrower to repay Subordinated Loans in accordance with their respective terms set forth herein.

All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009 (as the same may be subsequently amended, restated or otherwise modified, the “Sale Agreement”) by and among the Borrower, the Subordinated Lender, the other Originators thereunder and TD SYNNEX Corporation.  This Note is issued pursuant to the Sale Agreement and is one of the Subordinated Notes referred to therein.  All of the terms, covenants and conditions of the Sale Agreement and all other instruments evidencing the indebtedness hereunder, including the other Related Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

The Borrower may at any time and from time to time voluntarily repay, in whole or in part, all Subordinated Loans made hereunder.  Any amount so repaid may, subject to the

Receivables Sale and Servicing Agreement

745039911 21696099

terms and conditions hereof, be reborrowed hereunder; provided that all repayments of Subordinated Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.

Interest shall be payable on the outstanding principal amount of this Note from time to time in arrears on the first Business Day of each calendar month.  All computations of interest shall be made by the Subordinated Lender on the basis of a 365 day year, in each case for the actual number of days occurring in the period for which such interest is payable.  The Interest Rate shall be determined (i) on the first Business Day immediately prior to the Effective Date for calculation of the Interest Rate for the period from the Effective Date through the end of the first calendar month following the Effective Date, and (ii) as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month, and the Interest Rate so determined shall be utilized for such calendar month.  Each determination by the Subordinated Lender of an interest rate hereunder shall be final, binding and conclusive on the Borrower (absent manifest error).  The Borrower shall pay interest at the applicable Interest Rate on unpaid interest on any Subordinated Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Interest Rate during such extension.

As set forth below, the indebtedness evidenced by this Subordinated Note is subordinate in right of payment to all Borrower Obligations and all renewals, extensions, refinancings or refundings of any such obligations (whether for principal, interest (including but not limited to interest accruing after the filing of a petition initiating any bankruptcy, insolvency or receivership proceeding (each, an “Insolvency Proceeding”) whether or not such interest is allowed in such Insolvency Proceeding), fees, indemnities, repurchase price, expenses or otherwise) (collectively, the “Senior Obligations”).  The subordination provisions contained herein are for the direct benefit of, and may be enforced by, any holder of a Senior Obligation, and may not be terminated, amended or otherwise revoked until the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms. This Subordinated Note shall not be subject to any defense or any rights of set-off, including on account of any past or present debt.  Upon the occurrence and during the continuance of any Termination Event or Incipient Termination Event, the Subordinated Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment of or security for all or any part of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same.  The Subordinated Lender hereby agrees that prior to the date that is one year and one day after all of the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms, the Subordinated Lender will not take any action to institute any Insolvency Proceeding in respect of

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.01(c)(ii)-2

the Borrower or which would be reasonably likely to cause the Borrower to be subject to, or seek the protection of, any such Insolvency Proceeding.

If the Borrower becomes subject to any Insolvency Proceeding, then the holders of the Senior Obligations shall receive payment in full of all amounts due or to become due on or with respect to the Senior Obligations before the Subordinated Lender shall be entitled to receive any payment on account of this Subordinated Note.  Accordingly, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, securities or other property, in any applicable Insolvency Proceeding, that would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Obligations until such Senior Obligations shall have been indefeasibly paid in full in cash.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Subordinated Lender for the use, forbearance or detention of money advanced hereunder exceed the highest rate of interest permissible under law (the “Maximum Lawful Rate”).  In the event that a court of competent jurisdiction determines that Subordinated Lender has charged or received interest hereunder in excess of the Maximum Lawful Rate, the amount of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided that if at any time thereafter the amount of interest payable to Subordinated Lender hereunder is less than the amount payable under the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Subordinated Lender from the making of Subordinated Loans hereunder is equal to the total interest that Subordinated Lender would have received had the amount of interest payable to Subordinated Lender hereunder been (but for the operation of this paragraph) the amount of interest payable from the Effective Date.  Thereafter, the amount of interest payable hereunder shall be the amount determined in accordance with the terms hereof unless and until the amount so calculated again exceeds the amount payable under the Maximum Lawful Rate, in which event this paragraph shall again apply.  In no event shall the total interest received by Subordinated Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  In the event the amount payable under the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  In the event that a court of competent jurisdiction, notwithstanding the provisions of this Note, shall make a final determination that Subordinated Lender has received interest hereunder in excess of the Maximum Lawful Rate, Subordinated Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal amount of the Subordinated Loans, then to fees and any other unpaid charges, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.01(c)(ii)-3

be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.

Time is of the essence of this Note.  To the fullest extent permitted by applicable law, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS NOTE, THE SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

SIT FUNDING CORPORATION

By:
Name:
Title:

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.01(c)(ii)-4

SCHEDULE OF LOANS TO SUBORDINATED NOTE

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.01(c)(ii)-5

EXHIBIT 2.03

Form of

ORIGINATOR SUPPORT AGREEMENT

THIS ORIGINATOR SUPPORT AGREEMENT (“Agreement”) is entered into as of [_____ __, ____], by TD SYNNEX CORPORATION, a Delaware corporation (“Parent”), in favor of SIT FUNDING CORPORATION, a Delaware corporation (“SPE”).

RECITALS

A.

SIT Funding Corporation, as purchaser, has entered into a Third Amended and Restated Receivables Sale and Servicing Agreement dated as of January 23, 2009 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Sale Agreement”), with TD SYNNEX Corporation, and the persons party thereto as “Originators.”  Unless otherwise defined herein, capitalized terms or matters of construction defined or established Annex X to the Sale Agreement shall be applied herein as defined or established therein.

B.

It is a condition precedent to [______] becoming a party to the Sale Agreement as an “Originator” that Parent, as owner, directly or indirectly, of at least 100% of the outstanding Stock having ordinary voting power to elect the board of directors of [_____] and each other Originator, shall have executed and delivered this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce SPE to make purchases under the Sale Agreement, Parent hereby agrees as follows:

Section 1.  Unconditional Undertaking. Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of SPE and the Administrative Agent (for itself and for the benefit of the Secured Parties) to cause the due and punctual performance and observance by the Servicer and each other Originator and their respective successors and assigns (collectively, the “Synnex Entities”) of all of the terms, covenants, conditions, agreements and undertakings on the part of such Synnex Entity to be performed or observed under the Sale Agreement or any document delivered by such Synnex Entity in connection with the Sale Agreement, the Funding Agreement and the Related Documents in accordance with the terms thereof, including the punctual payment when due of all obligations of such Synnex Entity now or hereafter existing under the Sale Agreement whether for indemnification payments, fees, expenses or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented expenses (including reasonable and documented fees and expenses of attorneys, auditors and accountants) incurred by SPE, the Administrative Agent and their respective assigns in enforcing any rights under this Agreement; provided that the foregoing unconditional

Receivables Sale and Servicing Agreement

745039911 21696099

undertaking of Parent is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables.  Parent agrees that each of its Subsidiaries that becomes an “Originator” under the Sale Agreement shall be deemed to be an “Originator” for purposes of this Agreement.  In the event that any Synnex Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under the Sale Agreement or any such other Related Document, then Parent will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guaranteed Obligations, and it shall not be a condition to the accrual of the obligation of Parent hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that SPE or the Administrative Agent, as applicable, shall have first made any request of or demand upon or given any notice to Parent or to any Synnex Entity or their respective successors or assigns, or have instituted any action or proceeding against Parent or any Synnex Entity or their respective successors or assigns in respect thereof.

Section 2.  Obligation Absolute.  Parent undertakes that the Guaranteed Obligations will be performed or paid strictly in accordance with the terms of the Sale Agreement or any other Related Document delivered by any Synnex Entity in connection with the Sale Agreement regardless of any law, regulation or order applicable to SPE or the Administrative Agent now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of SPE or the Administrative Agent with respect thereto.  The obligations of Parent under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Parent to enforce this Agreement, irrespective of whether any action is brought against any Synnex Entity or whether any Synnex Entity is joined in any such action or actions.  The liability of Parent under this Agreement shall be absolute and unconditional irrespective of:

(a)	any lack of validity or enforceability of the Sale Agreement or any other agreement or instrument relating thereto;
(b)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Sale Agreement or any other agreement or instrument relating thereto, including, without limitation, any increase in the Guaranteed Obligations resulting from additional purchases or contributions of Receivables (other than Excluded Receivables) or otherwise;

(c)

any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;

(d)	any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.03-2

Obligations or any other assets of any Synnex Entity or any of its subsidiaries;
(e)	any change, restructuring or termination of the corporate structure or existence of any Synnex Entity or any of its subsidiaries; or
(f)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Synnex Entity or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by SPE upon the insolvency, bankruptcy or reorganization of any Synnex Entity or otherwise, all as though payment had not been made.

Section 3.  Waivers.  Parent hereby waives promptness, diligence, notice of acceptance and, except to the extent required under the Sale Agreement, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that SPE or the Administrative Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Synnex Entity or any other person or entity or any collateral.

Section 4.  Subrogation.  Parent agrees not to exercise any rights that it may acquire by way of subrogation against any Synnex Entity and its property or any rights of indemnification, contribution and reimbursement from any Synnex Entity and its property, in each case in connection with this Agreement and any payments made hereunder, until such time as the Guaranteed Obligations have been paid and performed in full and the Termination Date has occurred.

Section 5.  Separate Identity from Buyer.  Parent shall itself, and shall ensure that each of its Affiliates, at all times comply with the covenants and agreements of the Originators set forth in Section 4.02(i) of the Sale Agreement as if Parent and each of its Affiliates were identified therein.  Parent is party to no agreements with SPE or the Administrative Agent other than pursuant to the Related Documents.

Section 6.  No Proceedings.  From and after the Closing Date and until the date one year plus one day following the date on which all Borrower Obligations have been indefeasibly paid in full in cash, Parent shall not, directly or indirectly, institute or cause to be instituted against SPE any proceeding of the type referred to in Sections 8.01(c) or 8.01(d) of the Sale Agreement.

Section 7.  Amendments and Waivers.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by Parent herefrom, shall in any event be effective unless the same shall be in writing and signed by SPE and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.03-3

Section 8.  Addresses for Notices.  All notices and other communications hereunder shall be sent in the manner provided in Section 6.01 of the Sale Agreement, which provisions are incorporated herein by this reference as though fully set forth herein.

Section 9.  No Waiver; Remedies.  No failure on the part of SPE or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.  Continuing Agreement; Assignments under Sale Agreement.  This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Termination Date has occurred and the payment and performance in full of the Guaranteed Obligations and the payment of all other amounts payable under this Agreement, (b) be binding upon Parent, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, SPE, the Administrative Agent and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), if SPE assigns all or any of the Transferred Receivables, or any interest therein, the assignees shall thereupon become vested with all the benefits in respect thereof granted to SPE and the Administrative Agent herein or otherwise, including the rights to receive any notices hereunder, to consent to any waivers, amendments or other modifications of this Agreement, and/or to be reimbursed for any expenses in enforcing any rights hereunder.

Section 11.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.  GOVERNING LAW.  THIS AGREEMENT AND THE ORIGINATOR OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, Parent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TD SYNNEX CORPORATION, as Parent

By:
Name:
Title:

Receivables Sale and Servicing Agreement

745039911 21696099Exhibit 2.03-4

EXHIBIT 9.05

Form of

POWER OF ATTORNEY
IN FAVOR OF THE ADMINISTRATIVE AGENT

This Power of Attorney is executed and delivered by TD SYNNEX CORPORATION, as Servicer (“Grantor”) in favor of THE TORONTO-DOMINON BANK. (the “Administrative Agent”) or such successor entity as the Administrative Agent may designate herein (the Administrative Agent or such successor entity, the “Attorney”) pursuant to that certain Third Amended and Restated Receivables Sale and Servicing Agreement dated as of January 23, 2009 (as the same may from time to time be amended, restated, supplement or otherwise modified, the “Sale Agreement”), by and among Grantor, as Servicer, the persons party thereto as “Originators”, and SIT Funding Corporation, as Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale Agreement.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Transferred Receivables under the Sale Agreement have been indefeasibly paid in full and/or written-off as uncollectible and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Sale Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following:  (a) open mail for it, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Transferred Receivable or other Borrower Collateral; (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Borrower Collateral; (c) defend any suit, action or proceeding brought against it or any Borrower Collateral if the Grantor does not defend such suit, action, or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d)

Receivables Sale and Servicing Agreement

745039911 21696099

file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Transferred Receivable or other Borrower Collateral or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Transferred Receivables or other Borrower Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Transferred Receivables and the Administrative Agent’s interests therein, all as fully and effectively as it might do.  Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this ___ day of [_____], 20[__].

Grantor
ATTEST:

By: (SEAL)
Title:
[Notarization in appropriate form for the state of execution is required.]

Receivables Sale and Servicing Agreement

745039911 21696099Annex 7.05-2

ANNEX 7.05

REPORTING REQUIREMENTS OF THE SERVICER

The Servicer shall furnish, or cause to be furnished, to Buyer (with copies to each Managing Agent and the Administrative Agent):

(a)

Annual Audited Financials.  As soon as available, and in any event within ninety (90) days after the end of each fiscal year, a copy of (1) the audited consolidated financial statements for such year for each of the Servicer and its Subsidiaries, certified, as to the audited financial statements, without qualification in a manner satisfactory to Buyer and the Administrative Agent by any of (i) Deloitte & Touche USA LLP, (ii) Ernst & Young LLP, (iii) KPMG LLP or (iv) PricewaterhouseCoopers LLP (or any of their respective successors) or other nationally recognized independent public accountants acceptable to Buyer and the Administrative Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein) and (2) the unaudited consolidating financial statements for the Servicer and its Subsidiaries.

(b)

Quarterly Financials.  As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last quarter of such fiscal year), financial information regarding the Servicer and its Subsidiaries, certified by the Chief Financial Officer of the Servicer, consisting of consolidated unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter, all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.  Such financial information shall be accompanied by the certification of the Chief Financial Officer of the Servicer that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Servicer and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such quarter and for the period then ended and (B) any other information presented is true, correct and complete in all material respects and that there was no Incipient Termination Event or Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Incipient Termination Event or Termination Event.  In addition, the Servicer shall furnish, or cause to be furnished, to the Administrative Agent and the Managing Agents, within forty-five (45) days after the end of each fiscal quarter, (1) a statement in reasonable detail showing the calculations used in determining compliance with each financial test described in Annex Z of the Sale Agreement and (2) a management discussion and analysis that includes a comparison of performance for the fiscal year to date as of the end of that fiscal quarter to the corresponding period in the prior year, as set forth in the quarterly filings made by the Servicer with the Securities and Exchange Commission.

(c)	Intentionally Omitted.
(d)	[Reserved].

Receivables Sale and Servicing Agreement

745039911 21696099

(e)

Management Letters.  Within 10 Business Days after receipt thereof by the Servicer, copies of all management letters, exception reports or similar letters or reports received by the Buyer from its independent certified public accountants.

(f)

Default Notices.  As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Servicer has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Servicer proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

(i)	any Incipient Termination Event or Termination Event;
(ii)	any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware;
(iii)

the occurrence of any event that would have a material adverse effect on the aggregate value of the Transferred Receivables or on the assignments and Liens granted by the Originators pursuant to the Sale Agreement;

(iv)

the occurrence of any event of the type described in Sections 4.02(h)(i), (ii) or (iii) of the Sale Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such time of $2,000,000 or more;

(v)

the commencement of a case or proceeding by or against Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor seeking a decree or order in respect of Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor (A) under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor or for any substantial part of its respective assets, or (C) ordering the winding up or liquidation of the affairs of Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor;

(vi)

the receipt of notice that (A) Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor is being placed under regulatory supervision, (B) any material license, permit, charter, registration or approval necessary for the conduct of the business of Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor is to be, or may be, suspended or revoked, or (C) the Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect; or

Receivables Sale and Servicing Agreement

745039911 21696099Annex 7.05-2

(vii)	any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.
(g)

SEC Filings and Press Releases.  Promptly upon their becoming available, copies of any final registration statements and the regular, periodic and special reports, if any, which the Parent shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and copies of all management letters delivered to the Parent or any of its Subsidiaries by its accountants.

(h)

ERISA Notices.  Promptly after the filing or receiving thereof, copies of all material reports and notices that Buyer, any Originator, the Servicer or any of its other Subsidiaries or ERISA Affiliates files under ERISA with the Internal Revenue Services or the PBGC or the U.S. Department of Labor or that Buyer, any Originator, the Servicer or any of its other Subsidiaries or ERISA Affiliates receives from any of the foregoing or from any Multiemployer Plan to which Buyer, any Originator, the Servicer or any of its other Subsidiaries or ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any accumulated funding deficiency under ERISA, any “Reportable Event” under ERISA, or any assessment of withdrawal liability under ERISA or any other event or condition which could, in the aggregate, result in the imposition of liability on Buyer, any Originator, the Servicer or any of its other Subsidiaries in excess of $1,500,000.

(i)

Litigation.  Promptly upon learning thereof, written notice of any Litigation affecting Buyer, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan of Buyer or any ERISA Affiliate of Buyer, the fiduciaries of such Plan (in their capacity as a fiduciary of any such Plan) or the assets of such Plan or against Buyer or any ERISA Affiliate of Buyer in connection with any such Plan, (iv) alleges criminal misconduct by the Servicer or (v) would, if determined adversely, have a Material Adverse Effect.

(j)

Other Documents.  Such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of Buyer, any Originator, the Servicer or any of its other Subsidiaries as any Managing Agent or Administrative Agent shall, from time to time, reasonably request.

(k)

Miscellaneous Certifications.  As soon as available, and in any event within 90 days after the end of each fiscal year, a bringdown certificate by Servicer, and if requested, an opinion or opinions of counsel, in each case in form and substance reasonably satisfactory to Buyer, the Managing Agents and the Administrative Agent, reaffirming as of the date of such opinion the opinions of counsel with respect to the Servicer delivered to Buyer, the Managing Agents and the Administrative Agent on the Closing Date.

Financial reports required to be delivered pursuant to clauses (a), (b) and (g) above, and copies of any agreement required to be furnished under this Agreement that are filed with the Securities and Exchange Commission, shall be deemed to have been delivered on the date on which such report is posted on the Parent’s website, or to the extent any such reports are included in

Receivables Sale and Servicing Agreement

745039911 21696099Annex 7.05-3

materials otherwise filed or furnished with the Securities and Exchange Commission and such posting or filing or furnishment shall be deemed to satisfy the financial reporting requirements of clauses (b), (c) and (h) above, and such other provisions of this Agreement which require such reports or agreement to be delivered hereunder.

Receivables Sale and Servicing Agreement

745039911 21696099Annex 7.05-4

ANNEX X

DEFINITIONS

[Attached]

Receivables Sale and Servicing Agreement

745039911 21696099

ANNEX Y

[Reserved]

Receivables Sale and Servicing Agreement

745039911 21696099

ANNEX Z

FINANCIAL TESTS

(a)Debt to EBITDA Ratio.  Commencing with the first full fiscal quarter after the Closing Date, the Parent shall maintain, as of the end of each fiscal quarter, a ratio of (i) Consolidated Funded Debt, excluding undrawn Letters of Credit and bank guarantees, to (ii) Consolidated EBITDA of the Parent and its Consolidated Subsidiaries for the period of four fiscal quarters most recently ended, of not greater than (x) for the first four full fiscal quarters ending after the Closing Date, 4.25 to 1.00, and (y) for each fiscal quarter thereafter, 4.00 to 1.00.

(b)Interest Coverage Ratio.  Commencing with the first full fiscal quarter after the Closing Date, the Parent shall maintain, as of the end of each fiscal quarter, a ratio of (i) Consolidated EBITDA of the Parent and its Consolidated Subsidiaries for the period of four fiscal quarters then ended, to (ii) Consolidated Interest Charges during such period by the Parent and its Consolidated Subsidiaries, of not less than 3.50 to 1.00.

Capitalized terms used in this Annex Z and not otherwise defined below shall have the meanings ascribed to such terms in the Credit Agreement attached hereto as Schedule 1.  Each of the financial tests set forth in this Annex Z shall be calculated in accordance with the Credit Agreement attached hereto as Schedule 1. The term "Parent" has the meaning set forth in this Agreement.

Receivables Sale and Servicing Agreement

745039911 21696099

SCHEDULE 1 to ANNEX Z

CREDIT AGREEMENT

[Attached]

Receivables Sale and Servicing Agreement

745039911 21696099